As filed with the Securities and Exchange Commission on April 22, 2025

Registration No. 333-284973

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	01-0801232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Murphy

Chief Executive Officer

NanoVibronix, Inc.

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300	M. Ali Panjwani, Esq. David E. Fisher, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100	Ira Greenstein, Esq. Pierson Ferdinand, LLP 1270 Avenue of the Americas 7th Floor—1050 New York, NY 10020 (914) 292-4024

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 22, 2025

Preliminary Prospectus

NanoVibronix, Inc.

16,000 Shares of Series G Convertible Preferred Stock

2,480,620 Shares of Common Stock Underlying the Series G Convertible Preferred Stock

Warrants to Purchase 2,480,620 Shares of Common Stock

2,480,620 Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase 198,450 Shares of Common Stock

198,450 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering up to 16,000 shares of our Series G Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase up to 2,480,620 shares of our common stock, par value $0.001 per share. Each share of Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of common stock. The shares of Preferred Stock and Warrants will be issued separately but can only be purchased together in this offering. The Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, on or after the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion and exercise of the Preferred Stock and the Warrants (the “Stockholder Approval Date” and such approval, the “Stockholder Approval”), and the Warrants will expire on the fifth anniversary of the Stockholder Approval Date. The Preferred Stock will be convertible at an assumed initial conversion price of $6.45 per share and the Warrants will be exercisable at an assumed initial exercise price of $6.45 per share, the last reported closing price of our common stock as reported on the Nasdaq Capital Market (“Nasdaq”) on April 10, 2025. This offering also relates to the shares of common stock issuable from time to time upon the conversion of the Preferred Stock, payment of dividends accrued on the Preferred Stock in shares of common stock upon conversion of the Preferred Stock, and the shares of common stock issuable upon exercise of the Warrants.

This offering will terminate on April 30, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of Preferred Stock and Warrant will be fixed for the duration of this offering.

We have engaged Dawson James Securities, Inc. (the “placement agent” or “Dawson James”) to act as placement agent in connection with this offering and to use its “best efforts” to solicit offers to purchase the Preferred Stock and the Warrants. We have agreed to pay the placement agent a cash fee equal to 8.0% of the gross proceeds of the offering. There are no minimum offering requirements and we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We may not sell the entire amount of the securities being offered pursuant to this prospectus. The placement agent is not purchasing or selling any securities pursuant to this offering, nor are we requiring any minimum purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth below. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 19 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NAOV.” The closing price of our common stock on Nasdaq on April 21, 2025, was $6.10 per share.

All share and Warrant numbers are based on an assumed combined public offering price of $1,000 per share of Preferred Stock and the accompanying Warrant and an assumed conversion price of $6.45 per share, and an assumed exercise price of $6.45 per share. The actual combined public offering price per share of Preferred Stock and Warrant will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price per share of common stock used throughout this prospectus as an assumed combined public offering price may not be indicative of the final combined public offering price. There is no established trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Stock and the Warrants will be limited.

Certain of the holders of our Series X Preferred Stock (as defined herein) have indicated an interest in participating in the offering at the same terms and conditions as the other investors in this offering. Additionally, we currently intend to use the net proceeds from the offering for the redemption of our Series X Preferred Stock, among others, as further described in the section “Use of Proceeds” herein.

On March 12, 2025, we filed a Certificate of Amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-11 reverse stock split of the shares of our common stock, par value $0.001 per share, either issued and outstanding or held by us as treasury stock, effective as of 4:05 p.m. (Delaware time) on March 13, 2025 (the “Reverse Stock Split”). All common stock share and per share amounts in this prospectus have been adjusted to give effect to the Reverse Stock Split unless otherwise stated.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant(1)	Total
Public offering price	$	$
Placement agent’s fees(2)	$	$
Proceeds to us, before expenses(3)	$	$

(1) The per share price represents the combined public offering price for one share of Preferred Stock and a Warrant to purchase one share of common stock. The price of a share of Preferred Stock and accompanying Warrant in this prospectus assumes a combined public offering price of $1,000 per share and accompanying Warrant and a conversion price and exercise price per share of Preferred Stock and per Warrant of $6.45 per share, as the case may be, which was the last reported sales price of our common stock on Nasdaq on April 10, 2025).

(2) In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, and to issue the placement agent or its designees warrants to purchase shares common stock up to 8.0% of the securities sold in this offering (the “Placement Agent Warrants”), which such shares issuable upon the exercise of the Placement Agent Warrants are also being offered pursuant to this prospectus. See “Plan of Distribution” for more information.

(3) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Delivery of the securities offered hereby is expected to be made on or about       , 2025, subject to satisfaction of customary closing conditions.

Dawson James Securities, Inc.

The date of this prospectus is          , 2025

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference” before making your investment decision. You should rely only on the information provided in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in or incorporated by reference this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus and the information incorporated by reference herein in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are included elsewhere in this prospectus or incorporated herein by reference. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We were organized as a Delaware corporation in October 2003. On February 14, 2025, we completed the Merger pursuant to the Merger Agreement, as further described below. Following the consummation of the Merger, NanoVibronix will conduct its operations through its two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel (“Nano OpCo”) and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company (together with its respective subsidiaries, “ENvue”). Nano OpCo focuses on non-invasive biological response-activating devices that target biofilm prevention, pain therapy, and wound healing and can be administered at home, without the assistance of medical professionals. ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and are in the initial stage of commercializing our products. The descriptions of the two business divisions, their corresponding products, and business models are detailed in this prospectus in the section entitled “Business.”

Recent Developments

April 2025 Promissory Note and Guaranty

On April 11, 2025, ENvue (as defined herein), our wholly-owned subsidiary, issued a promissory note (the “April Note”) to Alpha Capital Anstalt (the “Lender”) in the principal amount of $360,000 (the “April Note Principal Amount”), together with all accrued interest thereon. The April Note has a maturity date of June 11, 2025 (the “April Note Maturity Date”) and on the April Note Maturity Date, the aggregate unpaid April Note Principal Amount, all accrued and unpaid interest and all other amounts payable under the April Note shall be due and payable. The April Note bears interest at an annual rate equal to 8.0% and is payable “in kind” by adding such accrued interest to the April Note Principal Amount.

Pursuant to the terms of the April Note, commencing on the date of the issuance and sale of any shares common stock or Common Stock Equivalents (as defined in the April Note) by us, the Lender may require ENvue to redeem all or a portion of the April Note with the proceeds of such issuance and sale (the “Redemption Right”). The Redemption Right may be redeemed at any time after date of such issuance and sale by the Lender providing to ENvue written notice specifying the principal amount of the Note to be redeemed (the “Redemption Amount”), and the Redemption Amount shall be due and payable by ENvue on the second business day after the date of such notice.

The April Note additionally provides for certain customary events of default which upon occurrence, the Lender may, at its option, declare the entire April Note Principal Amount together with all accrued interest and all other amounts payable under the April Note immediately due and payable, provided however, that if a bankruptcy event occurs, the April Note Principal Amount and accrued interest on the April Note shall become immediately due and payable without any notice, declaration or other act on the part of the Lender.

In connection with ENvue’s issuance of the April Note, on April 11, 2025, we entered into that certain Guaranty (the “Guaranty”) in favor of the Lender, pursuant to which we have agreed to guarantee to the Lender the payment of all obligations and liabilities of ENvue under the April Note, including, without limitation, for principal, interest and any other amounts due and payable by ENvue under the April Note (the “Guaranteed Obligations”). Upon the occurrence of an Event of Default (as defined in the April Note), the Guaranteed Obligations shall be deemed immediately due and payable at the election of Lender and we shall pay on demand the Guaranteed Obligations to Lender.

March 2025 Reverse Stock Split

On March 12, 2025, we filed a Certificate of Amendment to our Incorporation with the Secretary of State of Delaware to effect a 1-for-11 reverse stock split of the shares of our common stock, par value $0.001 per share, either issued and outstanding or held by us as treasury stock, effective as of 4:05 p.m. (Delaware time) on March 13, 2025. All common stock share and per share amounts in this prospectus have been adjusted to give effect to the Reverse Stock Split unless otherwise stated.

Agreement and Plan of Merger

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 14, 2025, by and among us, NVEH Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue” or “ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 33,182 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 4.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) Pre-Funded Warrants to purchase up to 124,408 shares of our common stock (the “Merger Pre-Funded Warrants”) at an exercise price of $0.0001 per share, and (iii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 90,9091 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

2

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

February 2025 Private Placement

On February 13, 2025, we entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount (the “Principal Amount”) of $500,000 (the “Debenture Transaction”). The closing of the Debenture Transaction occurred on February 14, 2025.

On March 26, 2025, we amended and restated the Debenture (the “A&R Debenture”) to increase the Principal Amount to $1,300,000 to provide for the funding by the Investor to our subsidiary ENvue Medical Holdings LLC (“ENvue”), a wholly owned subsidiary of (i) an aggregate of $250,000 by the Investor to ENvue on February 6, 2025, (ii) an aggregate of $250,000 by the Investor to ENvue on March 4, 2025, and (iii) and an aggregate of $300,000 by the Investor to ENvue on March 26, 2025.

On the Maturity Date, we shall pay the Investor in cash or, at the option of the Investor, in the form of conversion shares, or a combination thereof, the entire outstanding Principal Amount of the A&R Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of Debenture Stockholder Approval, the A&R Debenture shall be convertible, in whole or in part, into shares of common stock, at the option of the Investor, at the initial conversion price of $4.8906 (the “Conversion Price”), which is subject to customary anti-dilution adjustments, and which such Conversion Price shall not be lower than the floor price of $0.97812. The A&R Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date.

The issuance of the Debenture and the A&R Debenture was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder for transactions not involving a public offering.

January 2025 3(a)(9) Exchange

On January 7, 2025, we entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor pursuant to which we agreed to issue an aggregate of (i) 41,498 shares of common stock (the “3(a)(9) Shares”), (ii) a warrant to purchase up to 158,562 shares of common stock (the “January 2025 Warrant”), and (iii) a pre-funded warrant to purchase up to 178,132 shares of common stock (the “January 2025 Pre-Funded Warrant”), in exchange for the A-1 Warrant held by the Holder to purchase up to 264,271 shares of common stock at an exercise price of $16.17 per share (the “Exchange”). We cancelled the A-1 Warrant reacquired in the Exchange and the A-1 Warrant will not be reissued. The January 2025 Warrant has substantially the same terms as the A-1 Warrant, except that the shares of common stock issuable upon exercise of the January 2025 Warrant are subject to stockholder approval pursuant to the applicable rules and regulations of the Nasdaq, is exercisable for a term of five and one half years from the date such stockholder approval is received and deemed effective under Delaware law, and has an exercise price of $6.8296 per share.

Subsequent to the Exchange, the holder of the January 2025 Pre-Funded Warrant (i) exercised the January 2025 Pre-Funded Warrant in full on a cashless basis for an aggregate of 228,354 shares of common stock and (ii) exercised the January 2025 Warrant in full on a cashless basis for an aggregate of 91,507 shares of common stock.

The issuance in the Exchange of the 3(a)(9) Shares, the January 2025 Warrant, the January 2025 Pre-Funded Warrant and the shares of common stock issuable upon the exercise thereof pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act.

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Nasdaq Minimum Stockholder’s Bid Price Requirement and Minimum Stockholder’s Equity Requirement

As previously disclosed, on April 10, 2024, we received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received a decision letter (the “Decision Letter”) from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq. On February 24, 2025, we obtained approval from our stockholders to file a certificate of amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split, among others, and on March 13, 2025, the Reverse Stock Split became effective.

On April 9, 2025, we received a letter (the “April Letter”) from the Staff notifying us that we had demonstrated compliance with the Bid Price Rule and the Equity Rule as required by the Panel pursuant to the Decision Letter.

Pursuant to the April Letter, we will be subject to a mandatory panel monitor for a period of one year from the date of the April Letter. If, within that one-year monitoring period, Staff finds us again out of compliance with the Equity Rule that was subject of the exception, notwithstanding Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 969 Pruitt Ave, Tyler, Texas 77569. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Securities to be Offered by Us

Up to 16,000 shares of our Preferred Stock (2,480,620 shares of common stock issuable upon conversion of the Preferred Stock and payment of all dividends accrued on the Preferred Stock in an aggregate of 868,217 shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $6.45 per share, which was the last reported sales price of our common stock on Nasdaq on April 10, 2025, and an assumed stated value per share of $1,000).

A Warrant to purchase one share of common stock will be issued for every one share of Preferred Stock sold in this offering (2,480,620 shares of our common stock issuable upon exercise of the Warrants).

Certain of the holders of our Series X Preferred Stock have indicated an interest in participating in the offering at the same terms and conditions as the other investors in this offering. Additionally, we currently intend to use the net proceeds from the offering for the redemption of our Series X Preferred Stock, among others, as further described in the section “Use of Proceeds” herein.

Preferred Stock to be Offered by Us	Up to 16,000 shares of our Preferred Stock will be offered in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon conversion of the Preferred Stock.

Conversion

Our Preferred Stock will be convertible into shares of our common stock at an assumed conversion price of $6.45 per share, subject to adjustment as provided in the Certificate of Designations, at any time on or after the Stockholder Approval Date, at the option of the holder prior to the fifth anniversary of the Stockholder Approval Date, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the Certificate of Designations.

Voting Rights	The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or the Certificate of Designations that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

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Dividends

The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 7% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of common stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

This prospectus also relates to the offering of the shares of common stock issuable upon payment of dividends accrued on the Preferred Stock in shares of common stock upon conversion of the Preferred Stock.

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Warrants to be Offered

Warrants to purchase up to 2,480,620 shares of our common stock. Each Warrant will be exercisable on or after the Stockholder Approval Date, at an assumed exercise price of $6.45 per share of common stock and will expire five years from the Stockholder Approval Date.

See “Description of Securities We Are Offering” for more information. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

The shares of Preferred Stock and the accompanying Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Common Stock Outstanding Immediately Before this Offering	825,533 shares.

Common Stock Outstanding After This Offering(1)	4,174,370 shares (assuming sale of all shares covered by this prospectus, conversion of 16,000 shares of Preferred Stock into 2,480,620 shares of common stock and payment of all dividends accrued on the Preferred Stock in an aggregate of 868,217 shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $6.45 per share, an assumed stated value per share of $1,000, and no exercise of any of the Warrants offered hereby).

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $13.3 million, after deducting the placement agent fees and estimated offering expenses payable by us (assuming the sale of all shares covered by this prospectus and no exercise of any of the Warrants offered hereby).

We currently intend to use the net proceeds from the offering for (i) the redemption of our Series X Preferred Stock and (ii) general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. See “Use of Proceeds” beginning on page 14.

Risk Factors	See “Risk Factors” beginning on page 8 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol “NAOV.” There is no established trading market for the Preferred Stock or the Warrants, and we do not expect a trading market to develop. We do not intend to list the Preferred Stock or the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Preferred Stock and the Warrants will be extremely limited.

(1) The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 825,533 shares of common stock outstanding as of April 16, 2025, and, unless otherwise indicated, excludes, as of that date:

●18,423 shares of common stock issuable upon the exercise of stock options issued under the 2014 Long-Term Incentive Plan (the “2014 Plan”), at a weighted-average exercise price of $13.53 per share;

● 26,636 shares of common stock issuable upon the exercise of stock options issued under the 2024 Long-Term Incentive Plan (the “2024 Plan”), at a weighted-average exercise price of $6.71 per share;

● 9,486 shares of common stock available for issuance under the 2024 Plan;

● 25,843 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $21.22 per share;

● 265,816 shares of common stock issuable conversion of the Debenture at a conversion price of $4.8906 per share;

● 124,408 shares of common stock issuable upon the exercise of the Merger Pre-Funded Warrant at an exercise price of $0.0001 per share; and

● 198,450 shares of common stock issuable upon the exercise of the Placement Agent Warrants to purchase common stock that we have agreed to issue to the placement agent or its designees in this offering, assuming the sale of all shares covered by this prospectus, at an assumed exercise price of $6.45 per share.

Except as otherwise indicated, the information in this prospectus assumes (i) no exercise of any Warrants issued in this offering, (i) no exercise of the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering, and (iii) no exercise of the options or warrants described above.

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RISK FACTORS

An investment in our securities involves certain risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase the Preferred Stock sold in this offering and assuming its conversion into shares of our common stock, you will experience immediate and substantial dilution in your investment.

Since the price per share of our Preferred Stock being offered in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the Preferred Stock you purchase in this offering, assuming conversion of the Preferred Stock into shares of our common stock. After giving effect to the sale by us all 16,000 shares of Preferred Stock covered by this prospectus, based on an assumed combined public offering price of $1,000 per share of Preferred Stock and accompanying Warrant (which is equal to $6.45 per share on an as-converted-to-common stock basis), after deducting estimated placement agent fees and other estimated offering expenses payable by us and assuming conversion of the Preferred Stock into shares of our common stock and payment of all dividends accrued on the Preferred Stock in shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $6.45 and an assumed stated value per share of $1,000, you will experience immediate dilution of $5.94 per share of common stock, representing the difference between our pro forma as adjusted net tangible book value per share of common stock as of December 31, 2024, and the effective offering price per share of common stock. If any of our outstanding options or warrants are exercised, you could experience further dilution. For the purpose of this calculation, the entire purchase price for the shares of Preferred Stock and accompanying warrants is being allocated to the shares of Preferred Stock, and shares issuable upon exercise of the Warrants have not been included. Furthermore, the exercise of outstanding warrants and options may result in further dilution of your investment. See the section entitled “Dilution” on for a more detailed illustration of the dilution you will incur if you participate in this offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for five years from Stockholder Approval Date, subject to certain exceptions; (iii) agreement to not enter into any financings for 180 days from the closing date of this offering; and (iv) indemnification for breach of contract.

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There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer shares of common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

There is no public market for the Preferred Stock or Warrants being offered by us in this offering.

There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Preferred Stock or the Warrants will be limited.

The Preferred Stock and the Warrants are speculative in nature.

The Preferred Stock and Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed conversion price or exercise price, respectively, subject to certain adjustments contained therein. Specifically, following the receipt of Stockholder Approval: (i) holders of the Preferred Stock may acquire the shares of common stock issuable upon conversion of such Preferred Stock at an assumed conversion price of $6.45 per share of common stock, which conversion price is subject to certain adjustments contained in the Certificate of Designations and (ii) holders of the Warrants may acquire the shares of common stock issuable upon exercise of such Warrants at an assumed exercise price of $6.45 per share of common stock, which exercise price is subject to certain adjustments contained in the Warrants. Moreover, following this offering, the market value of the Preferred Stock and the Warrants is uncertain and there can be no assurance that the market value of the Preferred Stock and the Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the conversion price of the Preferred Stock or the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Preferred Stock to convert their shares of Preferred of Stock and/or exercise their Warrants.

Holders of the Preferred Stock and the Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders convert or exercise their shares of Preferred Stock or Warrants and acquire our common stock, except as otherwise provided in the Preferred Stock and the Warrants.

Until holders of the Preferred Stock and the Warrants acquire shares of our common stock upon conversion or exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such Preferred Stock and Warrants. Upon conversion of the Preferred Stock and the exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion date or the exercise date, as applicable.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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The Certificate of Designations for the Preferred Stock contains anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion or exercise, as applicable.

The Certificate of Designations for our Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the conversion price and exercise price, respectively, to the purchase price of future offerings. If in the future we issue securities for less than the conversion price of our Preferred Stock, we will be required to further reduce the relevant conversion price, which will result in a greater number of shares of common stock being issuable upon conversion, which in turn will have a greater dilutive effect on our shareholders. As such, it is possible that we will not have sufficient available shares to satisfy the conversion of the Preferred Stock if we enter into a future transaction that lowers the conversion price. If we do not have sufficient available shares for any Preferred Stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive. The potential for such issuances may depress the price of our common stock regardless of our business performance. We may find it more difficult to raise additional equity capital while the Preferred Stock is outstanding.

The Preferred Stock provides for the payment of dividends in cash or in shares of our common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of common stock available to pay the dividends.

Each share of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 7% per annum of the state value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in pay-in-kind shares of common stock calculated based on the conversion price, subject to adjustment as provided in the Certificate of Designations. The conversion price is subject to reduction if in the future we issue securities for less than the conversion price of our Preferred Stock. As such, it is possible that we will not have sufficient available shares to pay the dividend in common stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law, which requires cash to be available from surplus or net profits neither of which we currently have available.

Aspects of the tax treatment of the securities may be uncertain.

The tax treatment of the Preferred Stock and the Warrants is uncertain and may vary depending upon whether you are an individual or a legal entity and whether or not you are domiciled in the United States. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Preferred Stock and the Warrants.

Risks Related to the Unaudited Pro Forma Condensed Combined Financial Statements and Our Common Stock

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of NanoVibronix following the completion of the Merger may differ materially from the unaudited pro forma financial statements presented in this prospectus.

The unaudited pro forma condensed combined financial statements contained in this prospectus are presented for illustrative purposes only and may not be an indication of NanoVibronix’s financial condition or results of operations following the completion of the Merger for several reasons. The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of NanoVibronix and ENvue and adjustments and assumptions have been made regarding the combined company. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Merger. As a result, the actual financial condition and results of operations of the combined company following the completion of the Merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the market price of NanoVibronix’s common stock.

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If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq. For example, On April 10, 2024, we received the Letter from the Staff indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between February 27, 2024, and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Bid Price Rule. The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Panel. We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024.

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in the Equity Rule for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received the Decision Letter from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split of our common stock; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq. On February 24, 2025, we obtained approval from our stockholders to file a certificate of amendment to our Certificate of Incorporation to effectuate the 2025 Reverse Stock Split, among others, and on March 13, 2025, the 2025 Reverse Stock Split became effective.

On April 9, 2025, we received the April Letter from the Staff notifying us that we had demonstrated compliance with the Bid Price Rule and the Equity Rule as required by the Panel pursuant to the Decision Letter.

Pursuant to the April Letter, we will be subject to a mandatory panel monitor for a period of one year from the date of the April Letter. If, within that one-year monitoring period, Staff finds us again out of compliance with the Equity Rule that was subject of the exception, notwithstanding Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

There is no assurance that we will maintain compliance with the minimum listing requirements with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.”

●	The Certificate of Designations contains anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion of the Preferred Stock.

●	The intended benefits of the Merger may not be realized.

●	The market price of NanoVibronix’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and may incur losses.

●	Changes in the business operations, strategies and focus of the combined company following the Merger may not result in an improvement in the value of NanoVibronix’s common stock.

●	Risks related to ENvue’s financial condition, business and operations, as well as legal, regulatory and compliance matters.

●	Risks related to the ENvue System, including marketing, future adoption of and successful commercialization of the ENvue System.

●	Our history of losses and expectation of continued losses.

●	Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

●	Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

●	Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration (“FDA”) approval of our product candidates.

●	Regulatory actions that could adversely affect the price of or demand for our approved products.

●	Market acceptance of existing and new products.

●	Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

●	Risks of product liability acclaims and the availability of insurance.

●	Our ability to generate internal growth.

●	Risks related to computer system failures and cyber-attacks.

●	Our ability to obtain regulatory approval in foreign jurisdictions.

●	Uncertainty regarding the success of our clinical trials for our products in development.

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●	Risks related to our operations in Israel, including political, economic and military instability.

●	The price of our securities is volatile with limited trading volume.

●	Our ability to maintain compliance with the continued listing requirements of Nasdaq and the risk that our common stock will be delisted if we cannot do so.

●	Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

●	We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

●	Our intellectual property portfolio and our ability to protect our intellectual property rights.

●	Our ability to recruit and retain qualified regulatory and research and development personnel.

●	Unforeseen changes in healthcare reimbursement for any of our approved products.

●	The adoption of health policy changes and health care reform.

●	Lack of financial resources to adequately support our operations.

●	Difficulties in maintaining commercial scale manufacturing capacity and capability.

●	Changes in our relationship with key collaborators.

●	Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

●	Our failure to comply with regulatory guidelines.

●	Uncertainty in industry demand and patient wellness behavior.

●	General economic conditions and market conditions in the medical device industry.

●	Future sales of large blocks of our common stock, which may adversely impact our stock price.

●	Depth of the trading market in our common stock.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained in or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $13.3 million from the sale of the securities offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, assuming we sell the maximum amount of Preferred Stock and accompanying Warrants offered hereby. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for (i) the redemption of our Series X Preferred Stock and (ii) general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus that we expect to use the net proceeds from this offering, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

A $10.00 increase or decrease in the assumed combined public offering price of $1,000 per share and accompanying Warrant would increase or decrease the net proceeds from this offering by approximately $136,000, assuming that the number of shares of Preferred Stock and Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. An increase or decrease of 1,000 shares of Preferred Stock and Warrants offered by us would increase or decrease our proceeds by approximately $850,000, assuming the assumed combined public offering price of $1,000 per share and accompanying Warrant remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DILUTION

The discussion assumes an effective price of $6.45 per share of common stock, which is the last reported sales price of our common stock on Nasdaq on April 10, 2025, and an offering price of $1,000 per share of Preferred Stock and the accompanying Warrant to purchase shares of common stock.

If you invest in our Preferred Stock, your interest will be diluted to the extent of the difference between the price per share of Preferred Stock you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering (assuming the conversion of all of the Preferred Stock into shares of common stock). For the purpose of such calculation, the entire purchase price for the shares of Preferred Stock and accompanying Warrant is being allocated to the shares of Preferred Stock, and the shares issuable upon exercise of the accompanying Warrants have not been included.

Our net tangible book value of our common stock as of December 31, 2024, was approximately $627,000 or approximately $1.65 per share of our common stock, based upon 378,941 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the Exchange and issuance by us of the 3(a)(9) Shares, the January 2025 Warrant, and the January 2025 Pre-Funded Warrant, (ii) the cashless exercise of (a) the January 2025 Pre-Funded Warrant in full for an aggregate of 228,354 shares of common stock and (b) the January 2025 Warrant in full for an aggregate of 91,508 shares of common stock, in each case subsequent to the Exchange, (iii) the issuance of the Debenture in the Debenture Transaction on February 13, 2025, and the A&R Debenture on March 26, 2025, and (iv) the issuance of the Merger Shares, the Merger Pre-Funded Warrants, and 57,720 shares of Series X Preferred Stock in connection with the Merger, in each case subsequent to December 31, 2024 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of December 31, 2024, was approximately $(3.9) million, or approximately $(4.73) per share.

After giving further effect to the sale by us in this offering of 16,000 shares of our Preferred Stock and accompanying Warrants in this offering at an assumed combined public offering price of $1,000 per share and Warrant, assuming no exercise of any of the Warrants being offered in this offering, including the Placement Agent Warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024, would have been approximately $9.4 million, or approximately $0.51 per share (assuming conversion of 16,000 shares of Preferred Stock into 2,480,620 shares of common stock, payment of all dividends accrued on the Preferred Stock in an aggregate of 868,217 shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $6.45 and an assumed stated value per share of $1,000 and no exercise of any of the Warrants offered hereby). This represents an immediate increase in net tangible book value of approximately $5.24 per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $5.94 per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per share of common stock		$6.45
Historical net tangible book value per share as of December 31, 2024	$1.65
(Decrease) in net tangible book value per share attributable to the Pro Forma Adjustments	$(6.40)
Pro forma net tangible book value per share after giving effect to the Pro Forma Adjustments	$(4.73)
Increase in pro forma as adjusted net tangible book value attributable to new investors	$5.24
Pro forma as adjusted net tangible book value per share after giving effect to this offering as of December 31, 2024		$0.51
Dilution per share to investors participating in this offering		$5.94

A $10.00 increase in the assumed combined public offering price of $1,000 per share and Warrant would increase our pro forma as adjusted net tangible book value after this offering by $136,000, or $0.01 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $ per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a $10.00 decrease in the assumed combined public offering price of $1,000 per share and Warrant would decrease our pro forma as adjusted net tangible book value after this offering by $136,000, or $0.01 per share, and the dilution per share to investors purchasing securities in this offering would be $5.95 per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of securities we are offering from the assumed maximum number of securities set forth above. An increase of 1,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would increase our pro forma as adjusted net tangible book value after this offering by $850,000, or $0.04 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $5.90 per share, assuming that the assumed combined public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 1,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would decrease our pro forma pro forma as adjusted net tangible book value after this offering by $850,000, or $0.05 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $5.99 per share, assuming that the assumed combined public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

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The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of securities that we offer in this offering, and other terms of this offering determined at pricing. The foregoing discussion does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the combined public offering price per share and Warrant in this offering.

The discussion and table above are based on 378,941 shares of common stock outstanding as of December 31, 2024, which excludes, unless otherwise indicated, as of that date:

●	18,423 shares of common stock issuable upon the exercise of stock options issued under the 2014 Plan, at a weighted-average exercise price of $13.53 per share;
●	26,636 shares of common stock issuable upon the exercise of stock options issued under the 2024 Plan, at a weighted-average exercise price of $6.71 per share;
●	9,486 shares of common stock available for issuance under the 2024 Plan;
●	184,406 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $8.69 per share; and
●	up to 198,450 shares of issuable upon the exercise of the Placement Agent Warrants at an assumed exercise price of $6.45 per share to be issued to the placement agent or its designees as compensation in connection with this offering.

To the extent that options or warrants outstanding as of December 31, 2024, have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of the Preferred Stock and the Warrants. For additional information about our authorized capital stock, we refer you to our Certificate of Incorporation and Bylaws that are currently in effect and which are included herein as Exhibit 3.1 and Exhibit 3.2, respectively, and our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Series G Convertible Preferred Stock

The following summary of certain terms and provisions of the Preferred Stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions, terms and conditions of the Preferred Stock contained in the Certificate of Designations of the Series G Preferred Stock, the form of such Certificate of Designations will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form Certificate of Designations for a complete description of the terms and conditions of the Preferred Stock.

Conversion, Conversion Price. The Preferred Stock is convertible into shares of our common stock (subject to the beneficial ownership limitations as provided in the Certificate of Designations), on or after the Stockholder Approval Date, at an assumed initial conversion price equal to $6.45 per share of common stock, subject to adjustment as provided in the Certificate of Designations, at any time at the option of the holder prior to the fifth anniversary of the Stockholder Approval Date, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Dividends. The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 7% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of common stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of any funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

Anti-Dilution. The Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the Certificate of Designations.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Voting Rights. The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or the Certificate of Designations that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

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Amendment. No term of the Certificate of Designations may be amended without the written consent of the majority of the holders of outstanding shares of Preferred Stock.

Trading Market. There is no established trading market for the Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Stock will be limited. The common stock issuable upon conversion of the Preferred Stock is currently listed on Nasdaq.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration, Exercise Price and Form. Each Warrant offered hereby will have an assumed exercise price equal to $6.45 per share. The Warrants will be exercisable on or after the Stockholder Approval Date and may be exercised until the five-year anniversary of the Stockholder Approval Date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from Preferred Stock, and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of the Warrants will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. The common stock issuable upon exercise of the Warrants is currently listed on Nasdaq.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Warrant holders exercise their Warrants.

Waivers and Amendments. No term of the Warrants may be amended or waived without the written consent of the majority of the holders of the Warrants then outstanding and any such amendment shall apply to all Warrants outstanding, and be binding upon all registered holders of such Warrants.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of February 11, 2025, we have engaged Dawson James to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a best efforts basis. The engagement letter does not give rise to any commitment by Dawson James to purchase any of our securities, and Dawson James will have no authority to bind us by virtue of the engagement letter. Dawson James is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all, or any, of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, Dawson James and prospective investors. This is a best efforts offering and there is no minimum number of securities or minimum aggregate amount of proceeds that is a condition to the closing of this offering. Dawson James may retain sub-agents and selected dealers in connection with this offering. This offering will terminate on April 30, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price of the securities will be fixed for the duration of this offering.

Delivery of the securities offered hereby is expected to occur on or about                      , 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We will pay the placement agent a fee equal to 8.0% of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for its road show, diligence and legal expenses, including reasonable “blue sky” fees and expenses, up to an aggregate for all such expenses of $155,000.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $300,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth in this prospectus.

We have also agreed to issue to the placement agent or its designees, assuming the sale of all shares covered by this prospectus, the Placement Agent Warrants to purchase that number of shares of common stock equal to 8.0% of the securities sold in this offering. The Placement Agent Warrants will be exercisable on or after the Stockholder Approval Date and may be exercised until the five year anniversary of the commencement of sales in this offering at an assumed exercise price of $6.45 per share. The shares of common stock issuable upon exercise of the Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The Placement Agent Warrants will provide for cashless exercise at such time or times that there is not an effective registration statement registering the shares underlying the Placement Agent Warrants or the prospectus contained therein is not available for the issuance of the shares to the holder. The Placement Agent Warrants have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the placement agent unit purchase option nor any securities underlying such unit purchase option may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the placement agent unit purchase option is being issued, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; or

●	if the aggregate amount of our securities held by either a placement agent or a related person do not exceed 1% of the securities being offered.

Additionally, pursuant to that certain Placement Agent Agreement (the “Placement Agent Agreement”), dated as of February 11, 2025, by and between us and Palladium Capital Group, LLC (“Palladium”), we have agreed to pay Palladium a non-accountable expense allowance equal to 1% of the aggregate gross proceeds received in this offering. In connection with the Merger only and pursuant to the Placement Agent Agreement, we have also agreed to issue to Palladium the number of shares of Series X Preferred Stock that represents 4.99% of equity ownership on a fully diluted basis. We currently intend to use the net proceeds from the offering for the redemption of our Series X Preferred Stock, among others, as further described in the section “Use of Proceeds” herein.

Restriction on Sales of Capital Stock

The securities purchase agreement will contain a restriction on sales of our capital stock by us, pursuant to which we will agree to not, for a period of 180 days after the date of the closing of this offering, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock other than the filing of a Registration Statement on Form S-8.

In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of five years from the Stockholder Approval Date, subject to certain exceptions. The Placement Agent may waive this prohibition in its sole discretion and without notice.

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Determination of Public Offering Price and Warrant Exercise Price

Our common stock is currently traded on Nasdaq under the symbol “NAOV.” On April 10, 2025, the closing price of our common stock was $6.45 per share.

The final public combined offering price of the securities, the conversion price of the Preferred Stock and the exercise price of the Warrants that we are offering, will be negotiated between us, Dawson James and the investors in this offering. The principal factors considered by us and Dawson James in determining the final combined public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering, included:

●	the recent trading history of our common stock on Nasdaq, including market prices and trading volume of our common stock;
●	the current market price of our common stock on Nasdaq;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;
●	the information set forth in this prospectus and otherwise available to Dawson James;
●	our past and present financial performance and an assessment of our management;
●	our prospects for future earnings and the present state of our products;
●	the current status of competitive products and product developments by our competitors;
●	our history and prospects, and the history and prospects of the industry in which we compete;
●	the general condition of the securities markets at the time of this offering; and
●	other factors deemed relevant by Dawson James and us, including a to be negotiated discount to the trading price.

Other Matters

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act to advance costs of defense incurred in respect of those liabilities, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

From time to time, Dawson James may provide various investment banking and other financial services for us for which services they may in the future receive customary fees. Except for services provided in connection with this offering, Dawson James has not provided any investment banking or other financial services preceding the date of this prospectus.

Regulation M Compliance

Dawson James may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Dawson James will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by Dawson James. Under these rules and regulations, Dawson James may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Dawson James, or by its affiliates. Other than this prospectus in electronic format, the information on Dawson James’ website and any information contained in any other website maintained by Dawson James is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Dawson James in its capacity as placement agent, and should not be relied upon by investors.

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MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax consequences of the acquisition of shares of Preferred Stock (the “Shares”) in the offering, the acquisition, exercise, disposition, and lapse of warrants (the “Warrants”) in the offering, and the acquisition, ownership, and disposition of shares of our common stock issuable as a distribution with respect to the Shares, upon exercise of the Warrants or upon conversion of the Shares ( such as common stock, the “Common Stock”).

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares and Warrants acquired pursuant to this prospectus and a beneficial owner of Common Stock acquired upon conversion of the Shares, exercise of the Warrants or acquired as a distribution with respect to the Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S;
●	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Colombia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Shares and Warrants acquired pursuant to this prospectus and a beneficial owner of Common Stock acquired upon conversion of the Shares, exercise of the Warrants or acquired as a distribution with respect to the Shares that is not a U.S. Holder.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who acquire Shares and Warrants in the offering and who hold Shares, Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding Shares, Warrants or Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Shares, Warrants or Common Stock as a result of a constructive sale; entities that acquire Shares, Warrants or Common Stock that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired Shares, Warrants or Common Stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Shares, Warrants and Common Stock.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, Warrants or Common Stock, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares, Warrants or Common Stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of Shares, Warrants and Common Stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Shares, Warrants and Common Stock.

Certain Material U.S. Federal Income Tax Consequences of the Purchase of Shares and Warrants to U.S. Holders and Non-U.S. Holders

For U.S. federal income tax purposes, the purchase of Shares and Warrants in this offering by U.S. Holders and Non-U.S. Holders will be treated as the purchase of two components: a component consisting of Shares and a component consisting of Warrants, with each Warrant enabling its holder to purchase 100 shares of common stock. The purchase price for the Shares and Warrants will be allocated between these two components in proportion to their relative fair market values at the time the Shares and Warrants are purchased by the holder. This allocation of the purchase price will establish a holder’s initial tax basis for U.S. federal income tax purposes for each share of Shares and Warrant.

U.S. Federal Income Tax Consequences to U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of our common shares (unless cash is received in lieu of the issuance of a fractional share of Common Stock). A U.S. Holder’s initial tax basis in Common Stock received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. A U.S. Holder’s holding period for Common Stock received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant (including upon lapse or expiration) in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a preferential rate of U.S. federal income tax. Deductions for capital losses are subject to limitations.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. (See the more detailed discussion of the rules applicable to distributions made by us at “U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock - Distributions” below).

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U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock

Distributions

Cash distributions made on Shares and Common Stock generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a U.S. Holder’s basis in Shares or Common Stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Disposition of Shares and Common Stock” below Cash dividends received by non-corporate U.S. Holders are generally taxed at a maximum tax rate of 20%, provided certain holding period and other requirements are satisfied. Cash distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Shares or Common Stock and thereafter as capital gain from the sale or exchange of such Shares or Common Stock, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Common Stock,” below. Cash dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Although it is not entirely free from doubt, U.S. holders of Shares should not be subject to U.S. federal income tax upon the receipt of Common Stock issued as a dividend upon the conversion of Shares. U.S. Holders should consult their tax advisors concerning the tax treatment of distributions of Common Stock made on the Shares.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Common Stock

Upon the sale, redemption, or other taxable disposition of Shares or Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Shares or Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Shares or Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by non-corporate U.S. Holders will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to limitations.

Conversion of Shares in Exchange for Common Stock

A U.S. Holder will not recognize any gain or loss by reason of receiving Common Stock in exchange for our Shares upon conversion of the Shares. A U.S. Holder’s initial tax basis in Common Stock received upon the conversion of its Shares (including Common Stock received as a dividend upon conversion) should be equal to such U.S. Holder’s tax basis in such Shares. A U.S. Holder’s holding period for Common Stock received upon the conversion of its Shares should carry over from the converted Shares.

Constructive Dividends

The conversion rate of the Shares is subject to adjustment in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of our Shares in our assets or earnings can give rise to deemed dividend income to such holders. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events increasing the proportionate interest of the holders of Common Stock can, in some circumstances, give rise to deemed dividend income to such common stock holders. Such deemed dividend income is taxable to such holders in the taxable year of the adjustment (or failure to adjust).

Other U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends on and net gain from the disposition of Shares or Common Stock. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares and Common Stock.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Shares and Common Stock and to the proceeds of a sale of Shares or Common Stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of Common Stock (unless cash is received in lieu of the issuance of a fractional share of Common Stock and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares and Common Stock”). A Non-U.S. Holder’s initial tax basis in Common Stock received on the exercise of a Warrant should be equal to the sum of (a) such Non-U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such Warrant. A Non-U.S. Holder’s holding period for Common Stock received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such Non-U.S. Holder.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). See the more detailed discussion of the rules applicable to distributions made by us under the heading “Dividends” below.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock

Conversion of Shares in Exchange for Common Shares

A Non-U.S. holder will not recognize any gain or loss by reason of receiving Common Stock, in exchange for our Shares upon conversion of the Shares. A Non-U.S. Holder’s initial tax basis in Common Stock received upon the conversion of its Shares (including Common Stock received as a dividend upon conversion) should be equal to such Non-U.S. Holder’s tax basis in its converted Shares. A Non-U.S. Holder’s holding period for Common Stock received upon the conversion of its Shares should carry over from the Shares.

Constructive Dividends

The conversion rate of our Shares is subject to adjustment in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of our Shares in our assets or earnings can give rise to deemed dividend income to such holders. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events increasing the proportionate interest of the holders of Common Stock can, in some circumstances, give rise to deemed dividend income to such common stock holders. Such deemed dividend income is taxable to such holders in the taxable year of the adjustment (or failure to adjust). Any such deemed dividend with respect to Common Stock or Shares would be subject to U.S. federal withholding tax on dividend income to the same extent as an actual cash distribution, as described below under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock — Distributions.” Because deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from any cash, shares of common stock or Shares, or sales proceeds otherwise payable to a non-U.S. holder.

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Distributions

Cash distributions on Shares or Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Shares or Common Stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares and Common Stock,” below. Any cash dividends paid to a Non-U.S. Holder with respect to Shares or Common Stock generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN-E or W-8BEN. A Non-U.S. Holder that provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. will not be subject to the 30% withholding tax.

Although it is not entirely free from doubt, non-U.S. holders of Shares should not be subject to U.S. federal income tax upon the receipt of Common Stock issued as a dividend upon the conversion of Shares. Non-U.S. Holders should consult their tax advisors concerning the tax treatment of distributions of Common Stock made on the Shares.

Cash dividends that are effectively connected with the conduct of a trade or business within the U.S. are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, subject to an applicable treaty that provides otherwise. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Shares or Common Stock who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares, Common Stock and Warrant

In general, a Non-U.S. Holder of Shares, Common Stock or Warrants will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Shares, Common Stock or Warrants, unless:

●	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

●	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

●	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Shares, Common Stock or Warrants; provided, with respect to the Shares, Common Stock or Warrants, that as long as Common Stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the sale of Shares, Common Stock or Warrants under this rule unless the Non-U.S. Holder has owned more than 5% of Common Stock at any time during such 5-year or shorter period (a “5% Shareholder”). In determining whether a Non-U.S. Holder is a 5% Shareholder, such holder’s Warrants may be included in such determination. In addition, certain attribution rules apply in determining ownership for this purpose. While the Shares and Common Stock will be listed on the NYSE MKT and therefore may satisfy the Regularly Traded Exception, since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception. Non-U.S. Holders should be aware that we have made no determination as to whether we are or have been a USRPHC, and we can provide no assurances that we are not and will not become a USRPHC in the future. In addition, in the event that we are or become a USRPHC, we can provide no assurances that the Shares, Common Stock or Warrants will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Dividends” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period

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Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of cash dividends paid on the Shares and Common Stock to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E, as applicable) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Shares, Common Stock and Warrants within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Generally, we will be required to withhold tax at a rate of 30% on dividends in respect of Shares and Common Stock held by or through certain foreign entities unless such entity is in compliance with its obligations under the Foreign Account Tax Compliance Act, or “FATCA.”

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EXPERTS

The consolidated financial statements of NanoVibronix, Inc. and subsidiaries, as of and for the years ended December 31, 2024, and 2023, included in the Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report by Zwick CPA, PLLC upon the authority of such firm as experts in accounting and auditing (which such report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern).

The consolidated financial statements for ENvue Medical Holdings LLC (formerly Envizion medical holding corp.) at December 31, 2024, and 2023, and for each of the two years in the period ended December 31, 2024, appearing in this Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered hereby and certain other legal matters will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Dawson James by Pryor Cashman LLP, New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	Our Annual Report on Form 10-K filed with the SEC on March 31, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 7, 2025, February 14, 2025, February 25, 2025, March 12, 2025, April 3, 2025, and April 11, 2025,; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, and any amendment or report filed with the SEC for purposes of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Stephen Brown

Chief Financial Officer

NanoVibronix, Inc.

969 Pruitt Ave

Tyler, Texas 77569

(914) 233-3004

You may also access these filings on our website at www.nanovibronix.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.nanovibronix.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes thereto incorporated by reference to NanoVibronix’s Annual Report on Form 10-K, filed with the SEC on March 31, 2024, and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus. In addition, please see the section entitled “Risk Factors - The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy and consent solicitation statement/prospectus” for discussion of risks associated with the unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed merger had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transaction.

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes beginning on page F-1 of this prospectus and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus.

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 14, 2025, by and among us, NVEH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NVEH Merger Sub I, Inc. (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 33,182 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 4.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) Pre-Funded Warrants to purchase up to 124,408 shares of our common stock at an exercise price of $0.0001 per share, and (iii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 90,9091 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

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Series X Non-Voting Convertible Preferred Stock

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $6.6693. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value of each share of Series X Preferred Stock, initially valued at $6,670.1316 divided by the conversion price which provides an implied Conversion Ratio of 90.9091 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Stockholder Approval” and such date the stockholder approval is effective, the “Stockholder Approval Date”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

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Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NanoVibronix and Predecessor ENvue been a combined company during the specified period.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements include: (1) the elimination of Predecessor ENvue’s ordinary shares (2) the issuance of the Debenture in the aggregate principal amount of $1,300,000 to Alpha Capital Anstalt, and (3) the issuance of (i) 33,182 shares of common stock and (ii) the issuance of 124,408 Pre-Funded Warrants and (iii) 57,720 shares of Series Preferred Stock for 100% of ENvue.

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NanoVibronix, Inc. & ENvue Medical Holdings, LLC (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Consolidated Balance Sheets

As of December 31, 2024

(Amounts in thousands except share and per share data)

	NanoVibronix Inc.	ENvue Medical Holdings, LLC Predecessor	Pro Forma Adjustments ENvue Medical Holdings, LLC Predecessor	Pro Forma Adjustments NanoVibronix Inc.		Pro Forma Combined 2024

ASSETS:
Current assets:
Cash and cash equivalents	$752	$-	$247	$1,300	(A)	$2,299
Restricted cash	-	-	30	-		30
Trade receivables, net	98	-	37	-		135
Other accounts receivable and prepaid expenses	290	-	111	-		401
Inventory	2,191	-	389	-		2,580
Total current assets	3,331	-	814	1,300		5,445

Non-current assets:
Fixed assets, net	9	-	119	-		128
Right of use assets	-	-	67	-		67
Goodwill	-	-	279	39,440	(B)	39,719
Intangible assets, net	-	-	1,110	-		1,110
Severance pay fund	173	-	-	-		173
Operating lease right-of-use assets, net	116	-	-	-		116
Total non-current assets	298	-	1,575	39,440		41,313
Total assets	3,629	-	2,389	40,740		46,758

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Trade payables	47	-	57			104
Other accounts payable and accrued expenses	2,608	-	1,082	2,101		5,791
Deferred licensing income - current	15	-	-	-		15
Operating lease liabilities - current	52	-	61	-		113
Short-term loans	-	-	2,217	-		2,217
Convertible loan	-	-	-	1,300	(A)	1,300
Total current liabilities	2,722	-	3,417	3,401		9,540

Non-current liabilities:
Accrued severance pay	216	-	-	-		216
Operating lease liabilities, non-current	64	-	15	-		79
Total liabilities	3,002	-	3,432	3,401		9,835

Commitments and contingencies (Note 9)

Stockholders’ equity:
Series C Preferred stock of $0.001 par value - Authorized: 3,000,000 shares at December 31, 2024; Issued and outstanding: None at December 31, 2023 December 31, 2024	-	-	-	-		-

Series D Preferred stock of $0.001 par value - Authorized: 506 shares at December 31, 2024; Issued and outstanding: None at December 31, 2024	-	-	-	-		-

Series E Preferred stock of $0.001 par value - Authorized: 1,999,494 shares at December 31, 2024; Issued and outstanding: None at December 31, 2024	-	-	-	-		-

Series F Preferred stock of $0.01 par value - Authorized: 40,000 shares at December 31, 2024; Issued and outstanding: None at December 31, 2024	-	-	-	-		-

Series X Preferred stock of $0.001 par value - Authorized: 57,720 shares at December 31, 2024; Issued and outstanding: None at December 31, 2024	-	-	-	5	(B)	5

Common stock of $0.001 par value - Authorized: 40,000,000 shares at December 31, 2024, respectively; Issued and outstanding: 378,941 at December 31, 2024, respectively	3	-	-	(2	)(B)	1

Successor Common shares, $0.0001 value - Authorized: 1,500,000 shares at December 31, 2024; Issued and outstanding 1,500,000 shares at December 31, 2024; Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023; Issued and outstanding: None at December 31, 2024	-	-	-	-		-

Additional paid in capital	70,505	-	1,596	38,266	(B)(D)	110,367
Accumulated other comprehensive income	(80)	-	-	-		(80)
Accumulated deficit	(69,801)	-	(2,639)	(930	)(C)	(73,370)

Total stockholders’ equity	627	-	(1,043)	37,339		36,923
Total liabilities and stockholders’ equity	$3,629	$-	$2,389	$40,740		$46,758

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

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NanoVibronix, Inc. & ENvue Medical Holdings, LLC (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2024

(Amounts in thousands except share and per share data)

NanoVibronix Inc.	ENvue Medical Holdings, LLC Predecessor	ENvue Medical Holdings, LLC Successor	Pro Forma Adjustments ENvue Medical Holdings, LLC	Pro Forma Adjustments NanoVibronix Inc.	Pro Forma Combined

Revenues	$2,558	$244	$365	$-	$-	$3,167
Cost of revenues	1,050	167	281	-	-	1,498
Gross profit (loss)	1,508	77	84	-	-	1,669

Operating expenses:
Research and development	909	280	370	-	-	1,559
Selling and marketing	720	300	698	-	-	1,718
General and administrative	3,461	890	1,415	650	280	(D)	6,696

Total operating expenses	5,090	1,470	2,483	650	280	9,973

Loss from operations	(3,582)	(1,393)	(2,399)	(650)	(280)	(8,304)

Interest expense	(135)	-	-	-	-	(135)

Financial income (expense), net	31	337	(183)	-	-	185
Reorganization items, net	-	(4,358)	-	-	-	(4,358)

Loss before taxes on income	(3,686)	(5,414)	(2,582)	(650)	(280)	(12,612)

Income tax benefit / (expense)	(19)	(1)	(57)	-	-	(77)

Net loss	(3,705)	(5,415)	(2,639)	(650)	(280)	(12,689)
Accrued dividends on Series X Convertible Preferred Stock	-	-	-	-	(2,100)	(1,351)
Net loss attributable to common shareholders	$(3,705)	$(5,415)	$(2,639)	$(650)	$(2,380)	$(14,040)
Basic and diluted net loss available for holders of common stock	$(13.73)	$(20.07)	$(0.34)	$(2.41)	$(8.82)	$(46.92)

Weighted average common shares outstanding:
Basic and diluted	269,848	269,848	269,848	269,848	269,848	2,712,836

Comprehensive loss:
Net loss available to common stockholders	$(3,705)	$(5,415)	$(2,639)	$(650)	$(2,380)	(14,040)
Change in foreign currency translation adjustments	(13)	-	-	-	-	(13)
Less income tax effect	-	-	-	-	-	-
Comprehensive loss available to common stockholders	$(3,718)	$(5,415)	$(2,639)	$(650)	$(2,380)	$(14,053)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

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Note 1 – Basis of presentation

The NanoVibronix Merger is accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Based on an evaluation of the facts and circumstances, the Company was identified as the accounting acquirer at the time of close due to change of control not being given along nor majority voting rights. As the acquirer for accounting purposes, the Company has estimated the fair value of Predecessor ENvue’s assets acquired and liabilities assumed and conformed the accounting policies of Predecessor ENvue to its own policies. The unaudited pro forma condensed combined balance sheet as of December 31, 2024, is presented as if the Merger had been completed on January 1, 2024. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2024, assumes that the Merger occurred on January 1, 2024, and combines the historical results of NanoVibronix and ENvue Medical Holdings LLC.

Note 2 – Calculation of purchase consideration and preliminary purchase price allocation

The following table summarizes the fair value of purchase consideration that was transferred on the closing date of the Merger:

Value of the issuance of 33,182 shares of Common Stock, Pre-Funded Warrants to purchase up to 124,408 shares of common stock and 57,720 shares of Series X Preferred Stock	$40,000,000
Total purchase consideration	$40,000,000

The Company has performed a preliminary valuation analysis of the fair market value of ENvue’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of December 31, 2024:

Cash	163
Receivables, inventory, prepaid expenses and other current assets	$688
Long-term assets	456
Intangible assets	1,145
Goodwill	39,440
Accounts payable and accrued expenses	(868)
Notes payable	(1,017)
Long term liabilities	(7)
Total consideration	$40,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed consolidated financial statements. The final purchase price allocation will be determined when NanoVibronix has completed all detailed valuations and necessary calculations, which are expected to be finalized within the next twelve months. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in identifiable net assets, (ii) changes in fair values of property, plant and equipment, and (iii) other changes to assets and liabilities. Intangible assets include the value on ENvue’s customer list and technology.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on the NanoVibronix’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(A)	The issuance of the Debenture (as defined below) in the aggregate principal amount of $1,300,000.
(B)	The issuance of an aggregate of (i) 33,182 shares of common stock and (ii) Pre-Funded Warrants to purchase up to 124,408 shares of common stock and (iii) shares of 57,720 Series X Preferred Stock for 100% ownership of ENvue.
(C)	Accruing transaction costs of the merger as of January 1, 2024 until March 31, 2025 of $650,000.
(D)	Accruing deemed dividends on the Series X convertible preferred as if issued on January 1, 2024.

Note 4 – Senior Convertible Debenture

On February 13, 2025, we entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount of $500,000 (the “Debenture Transaction”). On the Maturity Date, we shall pay the holder in cash or, at the option of the holder, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of our common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments, and which such conversion price shall not be lower than the floor price of $0.08892. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

On March 26, 2025 we amended and restated the Debenture to increase the Principal Amount to $1,300,000 to provide for the funding by Alpha Capital Anstalt (the “Investor”) to our subsidiary ENvue Medical Holdings LLC (“ENvue”), a wholly owned subsidiary of the Company of (i) an aggregate of $250,000 by the Investor to ENvue on February 6, 2025, (ii) an aggregate of $250,000 by the Investor to ENvue on March 4, 2025, and (iii) and an aggregate of $300,000 by the Investor to ENvue on March 26, 2025.

On the Maturity Date, we shall pay the Investor in cash or, at the option of the Investor, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of Debenture Stockholder Approval, the Debenture shall be convertible, in whole or in part, into shares of common stock, at the option of the Investor, at the initial conversion price of $4.8906 (the “Conversion Price”), which is subject to customary anti-dilution adjustments, and which such Conversion Price shall not be lower than the floor price of $0.97812. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date.

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Note 5 – Series X Non-Voting Convertible Preferred Stock

In connection with the Merger Agreement, we issued (i) 33,182 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 4.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) Pre-Funded Warrants to purchase up to 124,408 shares of common stock and (iii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock. The terms of the Series X Preferred Stock are described below.

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $6.6693. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value of each share of Series X Preferred Stock, initially valued at $6,670.1316 divided by the conversion price which provides an implied Conversion Ratio of 90.9091 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Series X Stockholder Approval”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

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Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

Note 6 - Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similarly to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the pro forma periods ending December 31, 2024 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

36

ENVUE MEDICAL HOLDINGS LLC

(PREVIOSLY: ENVIZION MEDICAL HOLDING CORP.)

(AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - -

F-1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of

ENVUE MEDICAL HOLDINGS LLC (AS SUCCESSOR TO ENVIZION MEDICAL LTD)

Opinion

We have audited the consolidated financial statements of Envue Medical Holdings LLC (As Successor to Envizion Medical Ltd.) (the Company), which comprise the consolidated balance sheets as of December 31, 2024 (Successor) and 2023 (Predecessor), and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 (Successor) and 2023 (Predecessor), and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company and the Company’s Predecessor have suffered recurring losses and negative cash flows from operations, and the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 21, 2025	A Member of Ernst & Young Global

F-3

ENVUE MEDICAL HOLDINGS LLC (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Successor	Predecessor
	December 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	247	103
Restricted cash	30	30
Account receivables (net of allowance for credit losses of $12 and $9 at December 31, 2024 and 2023, respectively)	37	167
Other account receivables	111	59
Inventory	389	307
Total current assets	814	666

LONG-TERM ASSETS:
Right-of-use assets	67	197
Property, plant and equipment, net	119	459
Intangible assets, net	1,110	-
Goodwill	279	-
Total long-term assets	1,575	656

Total assets	2,389	1,322

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ENVUE MEDICAL HOLDINGS LLC (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Successor	Predecessor
	December 31, 2024	December 31, 2023

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Account payables	57	934
Other account payables	1,082	1,772
Current portion of lease liability	61	139
Short-term loans	2,217	2,260
Total current liabilities	3,417	5,105

LONG-TERM LIABILITIES:
Warrant liability	-	21
SAFE liability	-	92
Lease liabilities	15	22
Total long-term liabilities	15	135

COMMITMENTS AND CONTIGENCIES
SHAREHOLDERS’ EQUITY (*):
Successor Common shares, $0.0001 value - Authorized: 1,500,000 shares at December 31, 2024; Issued and outstanding 1,500,000 shares at December 31, 2024; Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023; Issued and outstanding: 2,896,821 shares as of December 31, 2023	-	8
Additional paid-in capital	1,596	27,334
Accumulated deficit	(2,639)	(31,260)
Total shareholders’ deficit	(1,043)	(3,918)

Total liabilities and shareholders’ equity	2,389	1,322

(*) After giving effect to the Successor’s share split, see also note 13c.

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ENVUE MEDICAL HOLDINGS LLC (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Successor	Predecessor
	Period commencing June 20, through December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023

Revenues	365	244	1,137

Cost of sales	(281)	(167)	(1,692)

Gross profit (loss)	84	77	(555)

Research and development	(370)	(280)	(1,704)

Selling and marketing	(698)	(300)	(1,922)

General and administrative	(1,415)	(890)	(1,961)

Operating loss	(2,399)	(1,393)	(6,142)

Reorganization items, net	-	(4,358)	-

Finance income (expense), net	(183)	337	1,121

Loss before taxes on income	(2,582)	(5,414)	(5,021)

Taxes on income	(57)	(1)	(13)

Net loss	(2,639)	(5,415)	(5,034)

Basic and diluted loss per share (*)	(1.76)	(1.87)	(1.74)

Weighted average number of common shares (Successor) or ordinary shares (Predecessor) used in computing basic and diluted net loss per share (*)	1,500,000	2,896,821	2,893,770

(*) After giving effect to the Successor’s share split, see also Note 13c.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

ENVUE MEDICAL HOLDINGS LLC (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

U.S. dollars in thousands

	Predecessor
	Ordinary shares			Additional paid-in	Accumulated	Total shareholders’
	Number	Amount		capital	deficit	equity (deficit)
Balance as of December 31, 2022	2,888,597	$8		$26,974	$(26,226)	$756

Capital contributions from related parties	-	-		141	-	141
Exercise of warrants into ordinary shares	8,224	*	)	207	-	207
Share-based payment	-	-		12	-	12
Net loss	-	-		-	(5,034)	(5,034)

Balance as of December 31, 2023	2,896,821	$8		$27,334	$(31,260)	$(3,918)

	Predecessor
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	capital	deficit	equity (deficit)

Balance as of December 31, 2023	2,896,821	$8	$27,334	$(31,260)	$(3,918)

Net loss	-	-	-	(5,415)	(5,415)

Balance as of June 19, 2024	2,896,821	$8	$27,334	$(36,675)	$(9,333)

	Successor
	Common Shares		Additional paid-in	Accumulated	Total shareholders’
	Number (**)	Amount	capital	deficit	equity

Balance as of June 20, 2024	1,500,000	$-	-	$-	-

Capital contributions	-	-	1,596	-	1,596
Net loss	-	-	-	(2,639)	(2,639)

Balance as of December 31, 2024	1,500,000	-	$1,596	$(2,639)	$(1,043)

(*) Represents an amount lower than $1.

(**) After giving effect to the Successor’s share split, see also Note 13c.

The accompanying notes are an integral part of the consolidated financial statements.

F-7

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Successor	Predecessor
	Period commencing June 20, through Year ended December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023
Cash flows from operating activities:
Net loss	(2,639)	(5,415)	(5,034)
Adjustments to reconcile net loss to net cash provided by (used by) operating activities:
Reorganization items, net	-	4,324	-
Depreciation and amortization	92	318	263
Remeasurement of embedded derivatives	-	(333)	(152)
Finance expense	167	87	764
Share-based payment expense	-	-	12
Remeasurement of warrants liability	-	(15)	(953)
Remeasurement of SAFE liability	-	(46)	(792)
Change in operating lease right-of-use assets	22	80	191
Change in operating lease liabilities	(13)	(45)	(197)
Decrease (increase) in other account receivables	(68)	(42)	191
Decrease (increase) in account receivables	(28)	158	110
Decrease (increase) in inventory	(85)	123	964
Increase (decrease) in account payables	(17)	264	323
Increase in other account payables	634	229	357

Net cash used in operating activities	(1,935)	(313)	(3,953)

Cash flows from investing activities:
Cash received from business combination	32	-	-
Purchase of property and equipment	-	-	(27)

Net cash used in investing activities	32	-	(27)

Cash flows from financing activities:
Exercise of warrants into ordinary shares	-	-	207
Capital contributions	-	-	141
Proceeds from short term loan	2,180	387	1,150
Proceeds from bifurcated embedded derivatives	-	-	516
Proceeds from issuance of SAFE liability	-	-	883
Proceeds from issuance of Warrants liability	-	-	849

Net cash provided by financing activities	2,180	387	3,746

Exchange differences on balances of cash and cash equivalents	-	5	(18)

Increase (decrease) in cash and cash equivalents and restricted cash	277	79	(252)
Cash and cash equivalents and restricted cash at the beginning of the period	-	133	385

Cash and cash equivalents and restricted cash at the end of the period	277	212	133

F-8

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Successor	Predecessor
	Period commencing June 20, through Year ended December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023

Supplemental disclosures of cash flows activities:

Non-cash activity:
Capital contribution from related party	167	-	-

Recognition (derecognition) of right-of-use assets and lease liability	89	(116)	(213)

Cash paid during the period for:
Income taxes	-	1	4

Reorganization items:
Legal fees paid	-	34	-

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	247	182	103
Restricted cash	30	30	30

	277	212	133

The accompanying notes are an integral part of the consolidated financial statements.

F-9

NOTE 1:- GENERAL

a.	ENvue Medical Holdings LLC (previously: Envizion Medical Holding Corp.) (hereinafter: the “Company” or the “Successor”) is a Delaware corporation incorporated June 5, 2024. As of December 31, 2024 the Company was 100% owned by Alpha Capital Anstalt (“Alpha”). The Company has two wholly owned subsidiaries: ENvue Medical (USA) Inc. (previously: Envizion Medical (USA) Inc.) and ENvue Medical Israel Ltd. (previously: Envizion Medical Israel Ltd.).

ENvizion Medical Ltd. (hereinafter: the “Predecessor”) was incorporated and registered in Israel on October 1, 2017, and commenced its operations on November 1, 2017. The Predecessor was engaged in the research, development, marketing, and sale of medical equipment in the field of enteral feeding.

The Predecessor was a publicly traded company traded on the Tel-Aviv stock exchange under the ticker ENVM.

On January 31, 2024, the Predecessor filed a petition for insolvency under the Israeli law to the Tel Aviv-Yafo District Court (in this section: the “Court”), the Predecessor also requested temporary relief, including permission for the Predecessor to make urgent payments, an order prohibiting the repayment of past debts of the Predecessor, a stay of all legal proceedings against it, and an order for the continuation of IT services for the Predecessor. The Court has granted the order to prohibit the repayment of past debts on February 1, 2024, and granted the request on February 5, 2024.

On March 27, 2024, the Court formally accepted the Predecessor’s petition and appointed a trustee for the Predecessor (hereinafter: the “Trustee”). The Court also granted a stay of all proceedings against the Predecessor in accordance with the provisions of Sections 25(3) and 29 of the Insolvency Law, a stay of all collection proceedings related to the Predecessor, and the suspension of the powers of the Board of Directors and officers of the Predecessor, including the CEO. The Court also granted the Trustee investigative powers in accordance with Sections 281(a) and (d) of the Insolvency Law.

On April 11, 2024, the Predecessor entered a “stalking horse” asset purchase agreement with Alpha to sell the Predecessor operation for the forgiveness of the short-term loan provided to the Predecessor by Alpha and by providing additional financing to the Predecessor in the amount of $350 that would be forgiven if Alpha will be declared as the winning bidder. On April 17, 2024, the Court approved the “stalking horse” asset purchase agreement.

On May 15, 2024, the Court decided to approve the proposal of Alpha as the winning bid for the purchase of the Predecessor’s operations and assets.

On June 20, 2024, Alpha Capital Anstalt, by means of the Company, completed the acquisition of the Predecessor’s key assets, mainly consisting of its technology (IP), customer relationships, inventory and its 100% holding of the shares of ENvue Medical (USA) Inc, a wholly owned subsidiary that acted as a distributor of the Predecessor (collectively: “the Predecessor operation”). See also Note 3.

F-10

NOTE 1:- GENERAL (Cont.)

b.	The Predecessor operation incurred significant losses and negative cash flows from operating activities since its inception. In addition, the Successor operation incurred significant losses and negative cash flows from operating activities since its inception. The Company’s ability to successfully execute its business plan is primarily dependent on its ability to raise additional funds to support its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date of issuance of these consolidated financial statements. The financial statements do not include any adjustments regarding asset values and their classification that might be required if the Company is unable to continue operating as a going concern.

c.	The Predecessor concluded that filing for insolvency under the Israeli law is similar in all substantive respects to a Chapter 11 bankruptcy filing. As such, as a result of insolvency petition, during the Predecessor period, the Predecessor has applied ASC 852 “Reorganizations”. The petition date for ASC 852 purposes was determined to be January 31, 2024. ASC 852 requires that financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business shall be reported separately as reorganization items in the Company’s consolidated statements of operations. In addition, ASC 852 requires that prepetition obligations that could be impacted by the judicial reorganization proceedings to be classified on the balance sheet as liabilities subject to compromise. These liabilities are required to be reported as the amounts expected to be allowed by the Court, even if they could be settled for lesser amounts.

After filing for insolvency protection, the fair value measurement provisions of ASC 820 no longer are applicable to prepetition liabilities subject to compromise. As such, liabilities that were previously measured at fair value are measured as of the petition date at the expected amount of the allowed claim.

Reorganization items, net

ASC 852 requires that transactions and events directly associated with the reorganization be separately disclosed and distinguished from those of the ongoing operations of the business. The Company used the classification “Reorganization items, net” on the consolidated statements of operations to reflect expenses, gains and losses that were the direct result of the reorganization of its business.

F-11

NOTE 1:- GENERAL (Cont.)

Below are the items related to the reorganization items for the applicable periods:

	Successor	Predecessor
	Period commencing June 20, through December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023

Remeasurement of expected amounts of SAFE liability	-	2,769	-
Remeasurement of expected amounts of short-term loans	-	1,555	-
Legal fees	-	34	-
Total reorganization items	-	4,358	-

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and Principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company and its subsidiaries and the Predecessor and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

b.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries and the Predecessor and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

F-12

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d.	Business combination:

The Company applies the provisions of ASC 805, “Business Combination” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from acquired technology and acquired customer relationships from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred (see also Note 3).

e.	Financial statements in U.S. dollars:

A majority of the revenues of the Company and the Predecessor is generated in U.S. dollars (“dollars”). In addition, a significant portion of the Company and its subsidiaries and the Predecessor and its subsidiaries costs are incurred in dollars. The Company’s and the Predecessor’s management has determined that the dollar is the primary currency of the economic environment in which the Company and its subsidiaries and the Predecessor and its subsidiaries principally operate. Thus, the functional and reporting currency of the Company and its subsidiaries and the Predecessor and its subsidiaries is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with ASC 830, “Foreign Currency Matters.” All transaction gains and losses from remeasurement of monetary balance sheet items are reflected in earnings as finance income or expense, as appropriate.

f.	Cash, Cash Equivalents and Restricted Cash:

Cash and cash equivalents consist of cash in banks and highly liquid investments with an original maturity of three months or less at the date of purchase. The Company and the Predecessor maintains certain cash amounts restricted as to its withdrawal or use. The Company’s and the Predecessor’s restricted cash primarily consists of bank deposits collateralizing the Company’s and the Predecessor’s operating leases and credit cards.

F-13

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Goodwill:

Goodwill has been recorded as a result of the acquisition. Goodwill represents the excess of the purchase price in a business combination over the fair value of identifiable tangible and intangible assets acquired. Goodwill is not amortized but rather is subject to an impairment test.

ASC No. 350, “Intangibles - Goodwill and other” (“ASC No. 350”) requires goodwill to be tested for impairment at the reporting unit level at least annually or between annual tests in certain circumstances and written down when impaired.

ASC No. 350 allows an entity to first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If the qualitative assessment does not result in a more likely than not indication of impairment, no further impairment testing is required. If it does result in a more likely than not indication of impairment, the quantitative goodwill impairment test is performed. Alternatively, ASC No. 350 permits an entity to bypass the qualitative assessment for any reporting unit and proceed directly to perform the quantitative goodwill impairment test.

As the Company operates as one reporting unit, if the carrying value of the reporting unit exceeds its fair value, the Company recognizes an impairment of goodwill for the amount of this excess.

The Company performs the quantitative goodwill impairment test during the fourth quarter of each fiscal year, or more frequently if impairment indicators are present and compares the fair value of the reporting unit with its carrying value. As of December 31, 2024, no impairment losses have been identified.

h.	Intangible assets, net:

Intangible assets that are not considered to have an indefinite useful life are amortized over their estimated useful lives, which is 8.5 years. These intangible assets consist of technology and customer relationship which are amortized over their estimated useful lives.

i.	Impairment of long-lived assets including intangible assets subject to amortization and ROU assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2024 and December 31, 2023, no impairment losses have been identified.

F-14

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Trade receivables:

Trade receivables are recorded net of credit losses allowance for any potential uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical collectability experience, the age of the trade receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers.

As of December 31, 2024 (Successor) and 2023 (Predecessor), the allowance for credit losses of trade receivables was $12 and $9, respectively.

k.	Inventory:

Inventory costs include costs incurred to bring inventory to its current condition, including materials, manufacturing costs, inbound freight and other costs. The Company and the Predecessor values its inventory at cost, using a first in, first out basis. Net realizable value is estimated based upon assumptions made about future demand and market conditions. If the Company and the Predecessor determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, a charge to cost of revenue is recorded to reflect the lower of cost or net realizable value.

l.	Leases:

In accordance with ASC Topic 842, Leases, the Company and the Predecessor determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company and the Predecessor obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company and the Predecessor has a right to direct the use of the asset.

The Company and the Predecessor elected to not recognize a lease liability and a right-of-use (“ROU”) asset for leases with a term of twelve months or less.

ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease term, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of lease payments over the lease term. The implicit rate within the operating leases is generally not determinable, therefore the Company and the Predecessor uses its Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company and the Predecessor’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. Certain leases include options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company and the Predecessor will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company and the Predecessor will not exercise the option. Operating lease expense is recognized on a straight-line basis over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for its leases.

F-15

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Property, plant and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

	%	Mainly %

Laboratory equipment	10 - 50	50

Computers, office furniture and equipment	6 - 50	33

Leasehold improvements		The shorter of term of the lease or the useful life of the asset

n.	Research and development costs:

Research and development costs are expensed as incurred. Research and development costs include payroll and personnel expenses, consulting costs, external contract research and development expenses.

o.	Revenue recognition:

The Company and the Predecessor recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of revenue when, or as, the performance obligations are satisfied.

F-16

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company and the Predecessor generates revenue from sales of its products which consists of insertion systems (“Systems”), Nasogastric tubes and customer training services. Revenue from product sales is recognized at a point in time when control of the product is transferred, which is generally upon shipment to the customer. Revenue from training services is recognized over time, while the Company or the Predecessor provides the services, which are usually completed in under a week. Payments are typically due within 30 days.

The Company and the Predecessor regularly sells its Systems and Nasogastric tubes on a stand-alone basis and therefore concludes these products are separate performance obligations. The Company and the Predecessor also concluded that training services are capable of being distinct and separately identifiable and therefore should be accounted for as a separate performance obligation. When a contract includes one of these products or services, the entire transaction price is allocated to that product or service. When a contract includes a combination of products and services, the transaction price is allocated to each performance obligation on a stand-alone selling price basis. The stand-alone selling prices are generally determined based on the prices at which the Company separately sells the products and services.

The Company and the Predecessor’s contracts with its customers generally do not include rights of return. The Company and the Predecessor applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component.

Revenue is recognized net of any taxes collected from customers which are subsequently remitted to governmental entities (e.g., sales tax and other indirect taxes). The Company elected to not disclose information about the remaining performance obligations that have original expected durations of one year or less.

As part of its contracts, the Company and the Predecessor provide assurance type warranty services to its customers, in accordance with legal provisions or industry standards to ensure the quality of the products. As such, the Company and the Predecessor recognizes a provision for warranties in its financial statements as applicable. As of December 31, 2024 and 2023, the Company’s and Predecessor’s provision for warranty amounted to $54 and $60, respectively.

F-17

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

p.	Short term loans:

The Company and the Predecessor applies ASC 470, “Debt”. In accordance with ASC 470, the Company and the Predecessor first allocates the proceeds to freestanding financial instrument that are measured at fair value at each reporting date, based on their fair value. The remaining proceeds are allocated between the debt and any bifurcated embedded derivatives. In accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”), the Company and the Predecessor bifurcates embedded derivatives that require bifurcation and accounts for them separately from the debt host.

The Company and the Predecessor applies ASC 815, “Derivatives and Hedging” to all features related to the debt. When features meet the definition of a derivative, are not clearly and closely related to the characteristics of the debt host, and do not qualify for any scope exceptions within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Predecessor has recorded embedded derivative liabilities related to its debt instruments. For further information regarding the debt instruments and the embedded derivatives, see Note 10.

q.	Cost of revenues:

Cost of revenues comprise of costs paid to employees, production costs and inventory write-down, when applicable.

r.	Fair value measurement:

The Company and the Predecessor applies ASC No. 820, “Fair Value Measurements and Disclosures”, with respect to fair value measurements of all financial assets and liabilities.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2 -	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

F-18

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Level 3 -	Inputs are unobservable inputs based on the Company and the Predecessor’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The estimated fair value of cash equivalents, restricted cash, accounts receivable, trade payables, other accounts payable and accrued expenses approximate their carrying value as presented, due to their short-term maturities. Liabilities related to warrants, SAFEs and embedded derivatives were classified as Level 3 fair value measurements as they are not traded in active markets and their fair value is measured using Level 3 inputs.

s.	Concentration of Credit Risk:

Financial instruments that potentially subject the Company and the Predecessor to credit risk primarily consist of cash and cash equivalents and accounts receivables.

For cash and cash equivalents, the Company and the Predecessor is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets exceed insured limits.

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, and accounts receivable.

For cash and cash equivalents, the Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets exceed federally insured limits.

The Company placed its cash and cash equivalents and short-term deposits with financial institutions with high-quality credit ratings and has not experienced any losses in such accounts.

The Company performs ongoing credit evaluations of its customers and, to date, has not experienced any significant losses.

For the period commencing June 20, 2024, through December 31, 2024 and for the period commencing January 1, 2024 through June 19, 2024 and for the year ended December 31, 2023, there were several customers that accounted for 10% or more of revenue.

F-19

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

	Successor	Predecessor
	Period commencing June 20, through December 31, 2024	Period commencing January 1, through June 19, 2024	Year ended December 31, 2023

Customer A	47%	19%	39%
Customer B	-	33%	-
Customer C	-	22%	18%

The Company has no off-balance sheet concentration of credit risk.

t.	Legal and other contingencies

The Company and the Predecessor accounts for its contingent liabilities in accordance with ASC 450, Contingencies (“ASC 450”). A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, the Company and the Predecessor reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company and the Predecessor accrues a liability for the estimated loss. As of December 31, 2024 and 2023, the Company and the Predecessor is a party to a certain litigation, see also Note 18(2).

u.	Severance pay:

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one month salary for each year of employment, or a portion thereof.

The Company and the Predecessor’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14, employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made on behalf of the employee with insurance companies. Payments in accordance with Section 14 release the Predecessor from any future severance payments in respect of those employees.

As a result, the Company and the Predecessor does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Predecessor’s balance sheet. Severance expenses for the period commencing June 20, 2024 through December 31, 2024 and for the period commencing January 1, 2024 through June 19, 2024 and year ended December 31, 2023, amounted to $21, $23 and $81, respectively.

F-20

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

v.	Share-based payment transactions:

The Predecessor accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model.

The value of the portion of the award is recognized as an expense over the requisite service periods in the Predecessor’s Consolidated Statements of Operations, based on the accelerated method. The Predecessor recognizes forfeitures of awards as they occur.

The Predecessor has selected the Black-Scholes-Merton option-pricing model as the most appropriate fair value method for its share options granted.

The determination of the fair value of the Predecessor’s stock option awards is based on a variety of factors, mainly the Predecessor’s common stock price, expected volatility and the expected life of awards. The Company has limited option exercise history and has elected to estimate the expected life of the stock option awards using the “simplified method” with the continued use of this method extended until such time that the Company has sufficient exercise history. The expected volatility of the price of such stock is based on volatility of similar companies whose stock prices are publicly available over a historical period equivalent to the option’s expected term.

There were no new grants during the years ended December 31, 2024 and 2023.

w.	Taxes on income:

The Company and the Predecessor accounts for income taxes in accordance with ASC No. 740, “Income Taxes”, (“ASC 740”) which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company and the Predecessor provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

ASC 740 contains a two-step approach to recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2024, and 2023, no liability for unrecognized tax benefits was recorded.

F-21

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

x.	Warrants and Simple Agreements for Future Equity (SAFE) liability:

The Predecessor accounts for warrants and SAFEs as either equity-classified or liability-classified instruments based on an assessment of the instrument specific terms and applicable authoritative guidance.

The assessment considers whether the warrants and SAFEs are freestanding financial instruments, meet the definition of a liability under ASC 480, are indexed to the Predecessor’s own stock and whether the instruments are eligible for equity classification under ASC 815-40. This assessment is conducted at the time of instrument issuance and as of each subsequent reporting period end date while the instrument is outstanding.

Instruments that meet all the criteria for equity classification, are required to be recorded as a component of additional paid-in capital. Instruments that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value through earnings at each balance sheet date thereafter.

All the Predecessor’s warrants were classified as liabilities for all periods presented as their exercise price is denominated in New Israeli Shekels and therefore do not meet the requirements to be classified as equity under ASC 815-40.

The Predecessor’s SAFEs were classified as liabilities under ASC 480 since the SAFEs embody an obligation that is indexed to an obligation to repurchase the Predecessor’s shares as the Predecessor may be obligated to repurchase the SAFEs in cash if a change in control occurs, which is not under the Predecessor’s control.

y.	Basic and diluted earnings (loss) per share:

Basic and diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year.

Diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year, plus dilutive potential in accordance with ASC 260, “Earnings per Share”.

All outstanding share options, SAFEs and warrants for the year ended December 31, 2023 and the period from January 1, 2024 to June 19, 2024 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. For the period from June 20, 2024 to December 31, 2024, the Company had no outstanding potential dilutive securities.

F-22

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The number of shares excluded from the calculations of diluted net loss per share were as follows:

	Successor	Predecessor
	Period commencing June 20, 2024 through December 31, 2024	Period commencing January 1, 2024 through June 19, 2024	Year ended December 31, 2023

Options	-	291,844	291,844
Warrants	-	1,060,851	1,060,851
SAFEs	-	845,024	1,073,107

Total	-	2,197,719	2,425,802

z.	Recently adopted and recently issued accounting pronouncements:

Recently issued accounting standards and adopted by the Company:

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08), which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606). This guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The adoption of the standards did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting standards and not yet adopted by the Company:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid.

For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact on its financial statement disclosures.

F-23

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions.

The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027.

Early adoption is permitted. The Company is currently evaluating the impact on its financial statements’ disclosures.

NOTE 3:- ACQUISITIONS

On June 20, 2024, Alpha Capital Anstalt’s, by means of the Company, completed the acquisition of the Predecessor key assets and operation, mainly its technology (IP), customer relationships, inventory and its 100% holding of the shares of ENvue Medical (USA) Inc., a wholly owned subsidiary which acted as a distributor of the Predecessor (collectively: the “Predecessor operation”). The purchase consideration included the forgiveness of the loan Alpha Capital Anstalt had previously provided to the Predecessor with a fair value of $1,079, the forgiveness of $350 additional financing and liability classified contingent consideration incurred by the Company to pay up to $75, which was resolved in October 2024, resulting in a total transaction price of $1,504.

The Company accounted for the transaction as a business combination and allocated the purchase consideration to assets acquired and liabilities assumed based on their estimated fair values.

The Company allocated the purchase price to tangible and identified intangible assets acquired and liabilities assumed based on the preliminary estimates of their fair values, which were determined using generally accepted valuation techniques based on estimates and assumptions made by management.

During the measurement period, the fair values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.

Goodwill generated from this business combination is primarily attributable to synergies.

F-24

NOTE 3:- ACQUISITIONS (Cons.)

The preliminary purchase consideration consisted of the following:

June 20, 2024
Consideration:

Forgiveness of a loan and additional financing	1,429
Contingent consideration	75
1,504
Less: Cash and Restricted Cash acquired	(32)

Total consideration, net of cash and restricted cash acquired	1,472

Identifiable assets acquired and liabilities assumed:
Accounts receivable	9
Inventory	303
Other current assets	44
Property and equipment	141
Intangible assets	1,180
Goodwill	279
Liabilities assumed	(484)
Total identifiable assets acquired and liabilities assumed	1,472

	Fair value	Useful Life
Developed technology	713	8.5 years
Customer relationships	467	8.5 years
Total intangible assets acquired	1,180

The following table presents components of the identified intangible assets acquired and their estimated useful lives as of the date of acquisition:

NOTE 4:- INVENTORY

	Successor	Predecessor
	Year ended December 31,	Year ended December 31,
	2024	2023

Raw materials	308	220
Finished goods	81	87

	389	307

Inventory write-down charged to the cost of sales amounted to $ to nil, (127) and $309 for the period commencing June 20, 2024 through December 31, 2024, for the period commencing January 1, 2024 through June 19, 2024 and year ended December 31, 2023, respectively, to reduce inventory to its net realizable value and for any excess or obsolete inventory.

NOTE 5:- PROPERTY, PLANT AND EQUIPMENT

	Successor	Predecessor
	Year ended December 31,	Year ended December 31,
	2024	2023
Cost:
Computer and software	49	166
Office equipment and furniture	55	60
Leasehold improvements	-	489
Laboratory Equipment	63	416
	167	1,131

Accumulated depreciation:	(48)	(672)

Property, plant and equipment, net	119	459

Depreciation expense amounted to $ 92, $318 and $263 for the period commencing June 20, 2024 through December 31, 2024 and for the period commencing January 1, 2024 through June 19, 2024 and year ended December 31, 2023, respectively.

F-25

NOTE 6:- GOODWILL AND INTANGIBLE ASSETS, NET

a.	Goodwill:

Successor
December 31, 2024

Balance as of June 20, 2024	-
Acquisition	279

279

b.	Intangible assets, net:

		Successor
	Useful Life	December 31, 2024

Technology	8.5 years	671
Customer relationship	8.5 years	439

		1,110

Estimated amortization of intangible assets for the years ended:

December 31,

2025	139
2026	139
2027	139
2028	139
2029 and thereafter	554

1,110

NOTE 7:- OTHER ACCOUNTS PAYABLES

	Successor	Predecessor
	Year ended December 31,	Year ended December 31,
	2024	2023

Accrued expenses	971	1,435
Employees and related	110	337

	1,081	1,772

F-26

NOTE 8: - WARRANT LIABILITY

The Predecessor’s outstanding warrants were not assumed as part as the business combination and therefore there are no outstanding warrants as of December 31, 2024.

The Predecessor has concluded that the warrants are freestanding financial instruments that do not meet all the equity classification criteria pursuant to ASC 815-40 as their exercise price is denominated in New Israeli Shekel and therefore should be classified as liabilities measured at fair value through earnings. The change in fair value of warrant liabilities was recorded in finance income, net in the consolidated statements of operations.

For the year ended December 31, 2023, the Predecessor remeasurement of income (loss) as a result of the change in fair value of warrant liabilities was immaterial. After the petition date, the liability was measured at the expected amount of the allowed claim, which was immaterial

a.	In 2021, the Predecessor issued 177,560 Series 2 Warrants. Series 2 Warrants had an exercise price of NIS 94.88. On May 16, 2023, 8,224 Series 2 warrants were exercised and the remaining warrants expired unexercised.

For the year ended December 31, 2023, the Predecessor remeasurement income (loss) as a result of the change in fair value of warrant liabilities was immaterial.

b.	On February 9, 2022, as part of share issuance (see also Note 13(b)(1)), the Predecessor issued 333,928 investor warrants exercisable over 30 months. The exercise price for each warrant was NIS 90

As of June 19, 2024, no investor warrants were exercised.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

Predecessor
December 31, 2023
Share price	NIS 3.13
Exercise price	NIS 90
Expected volatility in share prices (%)	82.08
Risk-free interest rate (%)	4.12
Contractual life of options for shares (years)	0.59

For the year ended December 31, 2023, the Predecessor recorded $19 of remeasurement income.

c.	On August 4, 2022 the Predecessor issued 32,850 Series 3 traded warrants and 98,550 Series 4 warrants (see also Note 13(b)(2)). The exercise price for the Series 3 traded warrant was NIS 27 per share, and NIS 48 for the Series 4 warrant. At issuance, the fair value of the series 3 and series 4 warrants were $42 and $182, respectively. The Series 3 traded warrants expired on February 1, 2023. As of June 19, 2024, none of these warrants were exercised.

F-27

NOTE 8: - WARRANT LIABILITY (Cont.)

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the Series 4 warrants. Below are the assumptions used for the fair value measurement:

Below are the assumptions used for the fair value measurement:

December 31, 2023
Series 4
Share price	NIS 3.13
Exercise price	NIS 48
Expected volatility in share prices (%)	82.08
Risk-free interest rate (%)	4.12
Contractual life of options for shares (years)	0.50

As of December 31, 2023, the fair value of the Series 4 warrants was approximately nil.

In the year ended December 31, 2023, the Predecessor recognized remeasurement income of $106.

d.	On September 29, 2022, the Predecessor issued an additional 185,506 Series 3 warrants. The Series 3 warrants expired on September 29, 2023. As of June 19, 2024, none of these warrants were exercised.

e.	In January, February and March 2023 the Predecessor issued SAFEs (Simple Agreements for Future Equity), and warrants as part of an investment agreement with 12 private investors, totaling approximately $1,732. The Predecessor issued 279,793 Series A warrants and 246,224 Series B warrants in these transactions (see Note 11).

The Predecessor concluded that the SAFEs and warrants were freestanding financial instruments and that the SAFEs and warrants should be classified as liabilities measured at fair value through earnings. As such, the Predecessor allocated the transaction consideration to the warrants and SAFEs at fair values of $849 and $883, respectively. As of June 19, 2024, none of these warrants and SAFEs were exercised or redeemed.

For the period between January 1, 2024 and January 31, 2024, and for the year ended December 31, 2023 the Company recognized remeasurement income of $15 and $953 , respectively

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the Series A warrants and the Series B warrants. Below are the assumptions used for the valuation of Series A and Series B warrants at the issuance date and at the reporting date:

	December 31, 2023	March, 2023	February 2023	January 2023
Share price	NIS 3.13	NIS 19.1	NIS 19.84	NIS 20.85
Exercise price	NIS 22-25	NIS 22-25	NIS 22-25	NIS 22-25
Expected volatility in share prices (%)	69.79-74.93	59.51	60.89	61.79
Risk-free interest rate (%)	3.82-3.64	4.52	3.65	3.68
Contractual life of options for shares (years)	2-4	2.9-4.9	2.9-4.9	2.9-4.9

F-28

NOTE 8: - WARRANT LIABILITY (Cont.)

January 31, 2024
Share price	NIS 1.17
Exercise price	NIS 22-25
Expected volatility in share prices (%)	85.82-97.19
Risk-free interest rate (%)	3.69-3.70
Contractual life of options for shares (years)	1.92-3.92

Changes in the warrant liability balance

Below is the change in the warrant liability balance for the year ended on December 31, 2023, and for the period from January 1, 2024 to January 31, 2024 :

For the year ending December 31, 2023
Balance as of December 31, 2022	125
Issuance	849
Change in fair value	(953)
Balance as of December 31, 2023	21

Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	21
Change in fair value	(15)
Balance as of January 31, 2024	6

NOTE 9:- LEASE

The Predecessor entered operating leases primarily for offices, vehicles and storage spaces. As of December 31, 2023, the leases have remaining terms of up to 3 years, some of which may include options to extend the leases for up to an additional 2 years.

In July 2023, the Predecessor reassessed its lease liability since an option to extend the lease term for the Tel-Aviv offices was no longer reasonably certain to be exercised. The reassessment resulted in a decrease of $213 in its lease liability. As of the petition date, the Predecessor did not terminate its Tel-Aviv offices lease.

In August 2024, the Company entered a new lease arrangement for offices in Tel-Aviv for 1.5 years, which resulted in the recognition of a ROU asset and a corresponding lease liability of $53. In September 2024, the Company entered a new lease arrangement for a leased car for 3 years which resulted in the recognition of additional ROU asset and a corresponding lease liability of $36.

NOTE 9:- LEASE (Cont.)

The components of operating lease costs were as follows:

	Successor	Predecessor
	Year ended December 31, 2024	Period commencing January 1, through June 19, 2024	Year ended December 31, 2023

Operating lease cost	15	50	188

Total lease costs	15	50	188

Supplemental balance sheet information related to operating leases is as follows:

	Successor	Predecessor
	December 31, 2024	December 31, 2023

Weighted average remaining lease term (in years)	1	1.03
Weighted average discount rate	20.8%	18.6%

Weighted average remaining car lease term (in years)	2.6	-
Weighted average discount rate	12.5%	-

Maturities of the Company’s operating lease liabilities were as follows:

December 31, 2024

2025	64
2026	14
2027	6
Total future lease payments	84
Less: imputed interest	(8)
Present value of lease liabilities	76

F-29

NOTE 10:- SHORT-TERM LOANS

The Predecessor outstanding short-term loans were not assumed as part of the business combination.

1.	On April 30, 2023, Predecessor signed a short-term loan agreement with Covenant Group, a related party (see also Note 17), in the amount of $750. The fair value of loan as of April 30, 2023, was estimated at $619. As such, the difference between the proceeds received and the fair value of the loan in the amount of $131 was recorded as a capital contribution.

The loan principal bears an annual interest rate of 9% and was due for repayment on December 31, 2023. The agreement includes the following key provisions:

a.	If the Predecessor fails to repay the loan at maturity, the interest rate of the loan will increase to 17% until full repayment.
b.	In the event of liquidation (as defined in the loan agreement), the loan will be repaid at a multiple of three to six times the original loan amount.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the increase in payments in the event of liquidation should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

As such, the Predecessor allocated $95 to the embedded derivatives and the remaining consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $910. For the year ended December 31, 2023, the Predecessor recorded finance expenses of $270, related to the debt host.

As of December 31, 2023, the loan was not repaid and therefore bears interest of 17% from that date until full repayment. As of January 31, 2024, the loan remained outstanding and was measured at the expected amount of the allowed claim, which was three times the original principal amount and accrued interest.

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of the reporting date:

	January 31, 2024	December 31, 2023	April 30, 2023
Probability of survival	0%	22%	50%
Recovery rate parameter	36%	36%	36%

F-30

NOTE 10:- SHORT-TERM LOANS (Cont.)

2.	On August 16, 2023, the Predecessor signed a loan agreement for $80 (the “loan”) with the Predecessor’s CEO, who also serves as a director and is one of the Predecessor’s controlling shareholders (see also Note 17). The loan did not bear any interest. The loan was to be repaid within seven days from the date certain customer payments are received by the Predecessor, and in any case no later than September 30, 2023.

The fair value of the loan as of August 16, 2023, was estimated at $70. As such, the difference between the proceeds received and the fair value of the loan at the amount of $10 was recorded as a capital contribution.

As of December 31, 2023, the loan was not repaid. As of December 31, 2023, the loan’s carrying amount was $80 which was also the amount of the expected allowed claim. As of June 19, 2024, the loan remained outstanding.

3.	In September and October 2023, the Predecessor entered into loan agreements with Alpha Capital Anstalt (the “lender”) for an amount of $1,000 (which was transferred to the Predecessor in two installments of $333 and $667 in September 2023 and October 2023, respectively). The agreement includes the following key terms:

a.	The loan will bear interest of 12%.
b.	The date of maturity was December 31, 2023.
c.	If the Predecessor is not involved in bankruptcy proceedings, the loan amount to be paid will increase by an “upside commission” in the amount of $1,000 by the maturity date.
d.	If there is a default event, liquidation event or an equity financing event (As defined in the agreement) the loan and the upside commission will accelerate and will be payable.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the payment of the upside commission and the acceleration of loan payment should be bifurcated from the debt host since they are not clearly and closely related to debt host, they meet the definition of derivative instruments and no scope exception under ASC 815 was applicable to those features. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

As such, in September 2023, the Predecessor allocated $139 to the embedded derivatives and the reaming consideration was allocated to the debt host. In October 2023, the Predecessor allocated $280 to the embedded derivatives and the reaming consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $1,020. For the year ended December 31, 2023, the Predecessor recorded finance expenses of $441 related to the debt host.

Interest expenses for the period commencing January 1, 2024 through January 31, 2024, were $10.

As of January 31, 2024, the loan remained outstanding and was measured at the expected amount of the allowed claim, which was $1,079.

The loan was extinguished as part of the purchase of the Predecessor operation (see Note 3).

F-31

NOTE 10:- SHORT-TERM LOANS (Cont.)

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of the reporting date:

December 31, 2023
Probability of survival	22%
Recovery rate parameter	47%

Below are the changes in the short-term loans line item (including embedded derivatives) for the year ended December 31, 2023, and the period from January 1, 2024 to January 31, 2024:

Predecessor
For the year ending December 31, 2023
Balance as of Dec. 31, 2022	-
Proceeds for short term loans	1,150
Proceeds for bifurcated embedded derivatives	516
Remeasurement of embedded derivatives	(152)
Finance expenses	746
December 31, 2023	2,260

Predecessor
Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	2,260
Remeasurement of embedded derivatives	(333)
Finance expenses	21
January 31, 2024	1,948

4.	During the year ended December 31, 2024, the Company received a loan from Alpha Capital Anstalt (“the lender”) at the amount of $2,217, from which $37 was provided to the Predecessor prior to the acquisition and was assumed by the Company. The loan bears no interest and will be repaid upon demand by the lender. Since the loan was provided by the controlling entity and bears no interest, the Company recorded interest expenses based on its market interest rate with a corresponding amount recorded as capital contribution. For the year ended December 31, 2024, the Company recorded a capital contribution at the amount of $167 in respect with the deemed interest.

F-32

NOTE 11:- SAFE LIABILITY

In January, February and March 2023, the Predecessor entered a Simple Agreement for Future Equity (SAFE) investment agreements with 12 private investors. The SAFEs were classified as liabilities pursuant to ASC 480, initially and subsequently measured at fair value through earnings. After the petition date, the liability was measured at the expected amount of the allowed claim. The SAFE liability was not assumed as part of the business combination.

The SAFEs will automatically convert upon the earlier of the following events:

a.	A capital raise of at least $5 million in exchange for the issuance of Predecessor shares, where at least one investor contributes $500 (“Qualified Capital Raise”). At that time, the investment amount will be converted into Predecessor shares at a share price equal to 70% of the lowest share price in the Qualified Capital Raise (a 30% discount on the share price), or

b.	December 31, 2024, where the conversion amount will be calculated at 65% of the average Predecessor share price over the 22 trading days preceding December 31, 2024 (a 35% discount).

In the event of a capital raise by the Predecessor that does not qualify as a Qualified Capital Raise, SAFE investors may convert their investment at a share price equal to 70% of the lowest share price in that capital raise (a 30% discount).

According to the terms of the SAFE agreement, upon the occurrence of any of the following events, the investment agreement will terminate, and the following provisions, among others, will apply:

(1)	In the event of liquidation (whether voluntary or involuntary) before the end of the SAFE agreement period, the Predecessor will pay investors a total amount equal to twice the investment amount before the liquidation event and according to the priority set in the investment agreement.

(2)	In the event of a liquidity event (which includes a change in control) before the end of the investment agreement period, the Predecessor will pay investors a total amount equal to five times the investment amount before the completion of such liquidity event.

At the time of the issuance, the fair value of the SAFEs was estimated at $883.

A summary of significant unobservable inputs (Level 3 inputs) used in measuring the SAFEs outstanding are as follows:

	January 31, 2024	December 31, 2023	January, February and March 2023
Principal amount	$1,732	$1,732	$1,732
Implied discount rate	70.62%-79.35%	70.62%-79.35%	70.62%-79.35%
Term (years)	0.5	0.5	0.8
Fair value	46	92	883

As of December 31, 2023, the fair value of the SAFE liability was $92.

F-33

NOTE 11:- SAFE LIABILITY (Cont.)

Below is the change in the SAFE Liability carrying amount for the relevant periods:

For the year ending December 31, 2023

Balance as of December 31, 2022	-
Fair value of SAFE at issuance	883
Change in fair value	(791)

December 31, 2023	92

As of January 31, 2024 the SAFEs were measured at the expected amount of the allowed claim, which was twice the investment amount.

Predecessor
Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	92
Change in fair value	(46)
January 31, 2024	46

NOTE 12:- FAIR VALUE MEASUREMENT

Financial liabilities

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Embedded derivatives	-	-	364	364
SAFE Liability	-	-	92	92
Warrants	-	-	21	21
Total	-	-	477	477

F-34

NOTE 13:- SHAREHOLDERS EQUITY

a.	Predecessor

Ordinary shares grant their holders the right to receive notice of and participate in shareholders’ meetings of the Predecessor and to vote therein, the right to appoint members of the Board of Directors, and the right to participate in the distribution of dividends and the distribution of surplus assets and funds upon the liquidation of the Predecessor.

b.	Successor

At inception, the Successor issued 1,500 common shares with no par value.

The common shares confer upon their holders the right to participate and vote in general shareholder meetings of the Company and to share in the distribution of dividends, if any, declared by the Company from legally available funds for the payment thereof, and rights to receive a distribution of assets upon liquidation.

c.	On October 29, 2024, the Successor’s shareholders effected a share split of the issued and outstanding common shares at a ratio of one-for-1,000, pursuant to which holders of Successor’s shares received 1,000 shares for every 1 share held.

All share and per share amounts for common shares and loss per share amounts have been adjusted to have retroactive effect to the share split for the relevant period presented in these financial statements.

d.	Share-Based Payment:

Under the Predecessor’s 2018 Share Incentive Plan, options can be granted to officers, directors, employees, and consultants of the Predecessor.

The option plan allows for the granting of options with a vesting period as determined by the Predecessor’s Board of Directors. The options have a lifespan of 10 years from the grant date unless otherwise specified by the Board.

In May 2021, the Predecessor granted 197,900 options to directors and officers, exercising 197,900 ordinary shares of the Predecessor. The options will vast in eight installments (every three months) over two years from the grant date.

NOTE 13:- SHAREHOLDERS EQUITY (Cont.)

The share-based compensation expense by line item in the accompanying Consolidated Statements of Operations is summarized as follows:

Year ended December 31, 2023

Cost of sales	$-
Research and development	2
Selling and marketing	2
General and administrative	8
12

F-35

Summary of Predecessor’s Option Activity and Additional Information

		For the year ended December 31, 2023
	Amount of options	Weighted average exercise price	Weighted average Remaining contractual Term (in years)	Aggregate Intrinsic Value
		$		$
Outstanding at beginning of period	465,068	7.03	7.64	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	(173,224)	-	-	-
Outstanding at end of period	291,844	6.10	6.51	-
Vested at end of period	289,508	6.14	6.51

NOTE 14: - BASIC AND DILUTED LOSS PER SHARE

	Successor	Predecessor
	Period commencing June 20, through December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023
		U.S. dollars in thousands, except share and per share date	U.S. dollars in thousands, except share and per share date

Numerator:
Net loss applicable to shareholders of ordinary shares	$(2,639)	$(5,415)	$(5,034)

Denominator:
Number of ordinary shares used in computing basic and diluted net loss per share	1,500,000	2,896,821	2,893,770
Net loss per ordinary share, basic and diluted	$(1.76)	$(1.87)	$(1.74)

F-36

NOTE 15:- INCOME TAXES

a.	Corporate tax in Israel and United States:

In Israel, ordinary taxable income is subject to a corporate tax rate of 23% for the years ended December 31, 2024 and 2023.

In the United States Federal tax rate was 21% for the years 2024 and 2023.

b.	Deferred income taxes -

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Predecessor’s deferred tax assets are as follows:

NOTE 15:- INCOME TAXES (Cont.)

	Successor	Predecessor
	December 31, 2024	December 31, 2023
Deferred tax assets:
Operating loss carryforward	767	6,424
Reserves and allowance	-	156
Research and development	38	147
Operating lease liability	17	37
Employees accruals	3	37
Gross deferred tax assets:	826	6,764

Less: Valuation allowance	(811)	(6,719)
Total deferred tax assets	16	45

Deferred tax liabilities: Operating lease right-of-use assets	(16)	(45)
Gross deferred tax liabilities:	(16)	(45)

Net deferred tax asset	-	-

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The Company and the Predecessor have established a valuation allowance to offset certain deferred tax assets at December 31, 2024 and 2023 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

c.	Net operating loss carry-forwards:

The Predecessor has net operating loss carryforwards in Israel of approximately $27,900. The net operating losses in Israel are carried forward indefinitely. The Successor has net operating loss carryforwards in the United States of approximately $3,100.

d.	Tax assessments:

The Company’s and the Predecessor’s income tax return is subject to examination by federal, state and non-U.S. tax authorities. The Company and the Predecessor were not subject to inspections from the inception date. For the U.S. subsidiary’s tax years until 2020, are subject to statutes of limitation. As of December 31, 2023 the Predecessor’s tax years until 2019 are subject to statutes of limitation effective in Israel.

F-37

NOTE 15:- INCOME TAXES (Cont.)

e.	Effective income tax rate reconciliations:

In 2024 and 2023 the main reconciling item for the Company and Predecessor’s tax rate is tax loss carryforwards and temporary differences, for which a valuation allowance was provided.

f.	Income taxes are comprised as follows:

	Successor	Predecessor
	Period commencing June 20, through December 2024	Period commencing January 1, through June 19, 2024	Year ended December 31, 2023
Current	57	1	13
Deferred	-	-	-
	57	1	13

Domestic	17	-	-
Foreign	40	1	13
	57	1	13

g.	Loss before taxes on income is comprised as follows:

	Successor	Predecessor
	Period commencing June 20, through December 2024	Period commencing January 1, through June 19, 2024	Year ended December 31, 2023
Domestic	(2,631)	(417)	39
Foreign	49	(4,997)	(5,060)
	(2,582)	(5,414)	(5,021)

F-38

NOTE 16:- GEOGRAPHIC INFORMATION AND SELECTED STATEMENTS OF INCOME DATA

a.	Summary information about geographic areas:

1.	Revenues based on location:

	Successor	Predecessor
	Period commencing June 20, through December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023

US	365	244	1,137

Total revenues	365	244	1,137

The following table presents property and equipment, net, by geographic area:

2.	Property and equipment, net and ROU assets:

	Successor	Predecessor
	December 31, 2024	December 31, 2023
Israel	171	616
US	15	40
	186	656

b.	Summary information about products:

The Predecessor and the Successor’s products can be classified by two main product lines. The following table presents total revenues for the years ended December 31, 2023, and 2024 by product lines:

	Successor	Predecessor
	Period commencing June 20, through December 31,	Period commencing January 1, through June 19,	Year ended December 31,
	2024	2024	2023

Revenue from the sale of accompanying products and Nasogastric tubes	337	241	738
Revenue from the sale of systems and related services	28	5	399
Total revenues	365	244	1,137

F-39

NOTE 17: - RELATED PARTIES TRANSACTIONS

a.	Balances with related parties

	Successor	Predecessor
	December 31, 2024	December 31, 2023

Short term loans	(2,217)	(990)
Other accounts payables	-	(408)
Other accounts receivables	11	-
	(2,206)	(1,398)

b.	Additional information

1.	In February 2021, the Predecessor entered into new management agreements (the “New Management Agreements”) with companies controlled by the CEO and Chairman of the Board (“the Management Companies”). Under these agreements, effective from March 1, 2021, the management company controlled by the Predecessor’s CEO would be entitled to a monthly management fee of NIS 84,500 for its services, and the management company controlled by the Chairman of the Board would be entitled to a monthly management fee of NIS 76,000, representing 90% of a full-time position.

2.

During 2023, Covenant Group (a company wholly owned by the Predecessor’s chairman of the Board of directors provided the Predecessor with a short-term loan (see also Note 10(1)).

The Predecessor outstanding short-term loans were not assumed as part as the business combination.

3.

During 2023, the Predecessor’s CEO provided the Predecessor with short-term loan (see also Note 10(2)). The Predecessor outstanding short-term loans were not assumed as part of the business combination.

4.	During 2024, the Company provided the CEO with short-term downpayment in the amount of $11 to be returned by May 2025.

5.	The Company and its subsidiary signed a loan agreement with Alpha Capital Anstalt, the Company’s shareholder in total amount of $2,217. The loans bear no interest and are due and payable by demand of the lender, (see also Note 10(4)).

NOTE 18: - CONTINGENT LIABILITIES, GUARANTEES AND COMMITMENT

1.	Alpha Capital Anstalt has a first-degree lien on all current and future intellectual property rights of the Predecessor, without limitation on the amount, related to the loan from 2023 (see Note 10(3)). Following the acquisition, there is no longer lien on the Company’s assets.

2.	On September 28, 2023, the Predecessor received a lawsuit in the amount of approximately NIS 867 thousand, filed with the Tel Aviv-Jaffa District Labor Court by (1) Mr. Shay Tsuker, one of the controlling shareholders of the Predecessor who served as Chairman of the Board until March 2023, and (2) Shilutan Management and Holdings Ltd., owned by Mr. Tsuker (the “Management Company” and the “Plaintiffs”, respectively). The Plaintiffs claim that Mr. Tsuker was not paid in accordance with the management agreement between the Management Company and the Company, including payment for a notice period of approximately two and a half months (out of a 6-month notice period), a retirement bonus equivalent to 6 months’ management fees, and accrued vacation pay, plus linkage differentials and interest or compensation according to the Wage Protection Law, as applicable.

F-40

NOTE 18: - CONTINGENT LIABILITIES, GUARANTEES AND COMMITMENT (Cont.)

The Plaintiffs also allege that there was an employer-employee relationship between Mr. Tsuker and the Predecessor and that the management agreement between the Company and the Management Company was established to facilitate the payments.

Due to the insolvency proceedings, Mr. Shay Tsuker’s claim was dismissed in the Labor Court. His claim will be addressed as part of the debt claim he submitted under the creditors’ arrangement. Adequate provision was included in the Predecessor financial statements.

The Company did not assume any liability with respect to this lawsuit.

NOTE 19: - SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to December 31, 2024, through April 21, 2025, which is the date the consolidated financial statements were available to be issued.

1.	Merger with Nanovibronix, Inc.:

Agreement and Plan of Merger –

On February 14, 2025, the Company, NVEH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), and NVEH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Nanovibronix, Inc., a Delaware corporation (the “Nano”).

Pursuant to the terms of the Merger Agreement, Nano and the Company effected (i) a merger of First Merger Sub with and into the Company, with the First Merger Sub ceasing to exist and the Company becoming a wholly-owned subsidiary Nano (the “First Effective Time”) and (ii) the merger of the Company with and into Second Merger Sub (the “Second Merger” and such effective time, the “Second Effective Time” and, the Second Merger together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the Second Effective Time, the certificate of formation of the Surviving Entity was amended and restated to, among other things, change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, Nano issued (i) 1,734,995 shares (the “Merger Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to the holders of ENvue, which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of Common Stock immediately prior to the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), as further described below, in excess of the Exchange Cap to the holders of ENvue in consideration for 100% of the Company. The Merger was consummated and completed on February 14, 2025.

Support Agreements –

In connection with the execution of the Merger Agreement, the Company and Nano entered into that certain Parent Stockholder Support Agreement (the “Support Agreements”), dated as of February 13, 2025, with certain of the Company’s officers and directors. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Stockholder Proposals at the Company meeting of stockholders to be held in connection therewith.

2.	During the period from January 1, 2025, and until March 31, 2025, the Company received additional loan from Alpha Capital Anstalt at the total amount of $280. Based on the loan agreement, the loan bears no interest and is due and payable by demand of the lender.

3.	On February 6, 2025, the Company received a cash advance of $250 from Nano. In addition, during the period from February 14, 2025, until April 21, 2025 the Company received additional cash advance of $550 from Nano. The advances were provided to support working capital requirements, product development, manufacturing and general corporate purposes for the Company. The specific terms of the advance are currently being evaluated. As of the date of this report, the advance is not secured by any collateral, and final terms, such as interest, repayment conditions, or convertibility are expected to be finalized in conjunction with the post-merger integration process currently being conducted.

4.	On April 11, 2025, the Company, issued a promissory note (the “April Note”) to Alpha Capital Anstalt (the “Lender”) in the principal amount of $360 (the “April Note Principal Amount”), together with all accrued interest thereon. The April Note has a maturity date of June 11, 2025 (the “April Note Maturity Date”) and on the April Note Maturity Date, the aggregate unpaid April Note Principal Amount, all accrued and unpaid interest and all other amounts payable under the April Note shall be due and payable. The April Note bears interest at an annual rate equal to 8.0% and is payable “in kind” by adding such accrued interest to the April Note Principal Amount.

———————————————

F-41

NANOVIBRONIX, INC.

16,000 Shares of Series G Convertible Preferred Stock

2,480,620 Shares of Common Stock Underlying the Series G Convertible Preferred Stock

Warrants to Purchase 2,480,620 Shares of Common Stock

2,480,620 Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase 198,450 Shares of Common Stock

198,450 Shares of Common Stock Underlying the Placement Agent Warrants

Preliminary Prospectus

Dawson James Securities, Inc.

                     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the sale and distribution of the securities being registered hereby (other than placement agent fees). All of such costs and expenses are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount to be Paid
SEC registration fee	$6,001.52
FINRA filing fee	$3,020.00
Printing fees and expenses	$0.00
Legal fees and expenses	$200,000.00
Transfer agent and registrar fees and expenses	$0.00
Accounting fees and expenses	$0.00
Miscellaneous fees and expenses	$100,000.00

Total	$309,021.52

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

II-1

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us since January 1, 2022, that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including information relating to the section of the Securities Act or SEC rule under which exemption from registration was claimed. Unless otherwise noted, all share and per-share information has been adjusted to reflect the 1-for-20 reverse stock split, effectuated on February 8, 2023, and the 1-for-11 reverse stock split, effectuated on March 13, 2025.

November 2022 Placement Agent Warrants

On December 1, 2022, we closed a registered direct offering of our shares of common stock. As compensation in connection with the offering, we issued to H.C. Wainwright & Co., LLC (“Wainwright”) or its designees, warrants to purchase up to 1,636 shares of common stock, equal to 7.5% of the aggregate number securities in the offering (the “November 2022 Placement Agent Warrants”). The November 2022 Placement Agent Warrants expire on November 29, 2027, and have an exercise price of $12.50 per share of common stock (equal to 125% of the offering price per share of common stock).

The November 2022 Placement Agent Warrants were issued in reliance on the exemptions from registration requirements of the Securities Act provided by Section 4(a)(2) under the Securities Act.

August 2023 Private Placement

On August 30, 2023, we entered into a securities purchase agreement (the “August 2023 Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “August 2023 Private Placement”) of 16,364 shares of common stock, pre-funded warrants to purchase up to 247,907 shares of common stock, with an exercise price of $0.0001 per share (the “August 2023 Pre-Funded Warrants”), A-1 Warrants (the “A-1 Warrants”) to purchase up to 264,270 shares of Common Stock, with an exercise price of $16.17 per share, and A-2 Warrants (the “A-2 Warrants”) to purchase up to 264,270 shares of Common Stock with an exercise price of $16.17 per share. The A-1 Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance. The A-2 Warrants are exercisable immediately upon issuance and have a term of exercise equal to thirteen months from the date of issuance. The combined purchase price for one share of common stock and accompanying A-1 Warrants and A-2 Warrants was $32.34, and the combined purchase price for one August 2023 Pre-Funded Warrant and the accompanying A-1 Warrants and A-2 Warrants was $32.34.

In addition, as compensation in connection with the August 2023 Private Placement, we issued to Wainwright or its designees warrants (the “August 2023 Placement Agent Warrants”) to purchase up to an aggregate of 19,820 shares of common stock at an exercise price equal to $23.65 per share. The August 2023 Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance.

The issuance of the shares of common stock, the August 2023 Pre-Funded Warrants, the A-1 Warrants, the A-2 Warrants and the August 2023 Placement Agent Warrants were and the shares of common stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

January 2025 3(a)(9) Exchange

On January 7, 2025, we entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor (the “Holder”) pursuant to which we agreed to issue an aggregate of (i) 41,498 shares of common stock (the “3(a)(9) Shares”), (ii) a warrant to purchase up to 158,562 shares of common stock (the “January 2025 Warrant”), and (iii) a pre-funded warrant to purchase up to 178,132 shares of common stock (the “January 2025 Pre-Funded Warrant”), in exchange for the A-1 Warrant held by the Holder to purchase up to 264,271 shares of common stock at an exercise price of $16.17 per share (the “Exchange”). We cancelled the A-1 Warrant reacquired in the Exchange and the A-1 Warrant will not be reissued. The January 2025 Warrant has substantially the same terms as the A-1 Warrant, except that the shares of common stock issuable upon exercise of the January 2025 Warrant are subject to stockholder approval pursuant to the applicable rules and regulations of the Nasdaq Capital Market, is exercisable for a term of five and one half years from the date the Stockholder Approval is received and deemed effective under Delaware law, and has an exercise price of $6.8296 per share.

The issuance in the Exchange of the 3(a)(9) Shares, the January 2025 Warrant, the January 2025 Pre-Funded Warrant and the shares of common stock issuable upon the exercise thereof pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act.

February 2025 Private Placement

On February 13, 2025, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount (the “Principal Amount”) of $500,000 (the “Debenture Transaction”). The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

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On March 26, 2025 we amended and restated the Debenture to increase the Principal Amount to $1,300,000 to provide for the funding by the Investor to our wholly-owned subsidiary ENvue Medical Holdings LLC (“ENvue”) of (i) an aggregate of $250,000 by the Investor to ENvue on February 6, 2025, (ii) an aggregate of $250,000 by the Investor to ENvue on March 4, 2025, and (iii) and an aggregate of $300,000 by the Investor to ENvue on March 26, 2025.

On the Maturity Date, we shall pay the Investor in cash or, at the option of the Investor, in the form of conversion shares, or a combination thereof, the entire outstanding Principal Amount of the A&R Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of Debenture Stockholder Approval, the A&R Debenture shall be convertible, in whole or in part, into shares of common stock, at the option of the Investor, at the initial conversion price of $4.8906 (the “Conversion Price”), which is subject to customary anti-dilution adjustments, and which such Conversion Price shall not be lower than the floor price of $0.97812. The A7R Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date.

The issuance of the Debenture and the A&R Debenture was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder for transactions not involving a public offering.

Merger Agreement and Series X Preferred Stock

In connection with the Merger Agreement, we issued (i) 33,182 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 124,408 shares of common stock, and (iii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue.

The issuance of the Merger Shares and the shares of Series X Preferred Stock was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Index to Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 14, 2025, by and among NanoVibronix, Inc., NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC and ENvue Medical Holdings, Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

3.1	Amended and Restated Certificate of Incorporation (as presently in effect) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2015)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.3	Certificate of Amendment of Certificate of Incorporation (creating the Series C Preferred Stock) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 7, 2017)

3.5	Certificate of Designation, Preferences, Rights and Limitations of Series E Preferred Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2019)

3.6	Certificate of Amendment of the Amended and Restated Certificate of Designation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2019)

3.7	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021)

3.8	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 3, 2021)

3.9	Certificate of Designation, Preferences, Rights and Limitations of Series F Preferred Stock (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022)

3.10	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report filed with the Securities and Exchange Commission on February 8, 2023)

3.11	Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

3.12*	Form of Certificate of Designations of Series G Convertible Preferred Stock

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

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4.2	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

4.4	Form of Preferred Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.6	Form of Warrant Amendment (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2020)

4.7	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2020).

4.8	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2020).

4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2020).

4.12	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.13	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.14	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.15	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

4.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

4.17	Form of Debenture (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

4.18

Amended and Restated Senior Convertible Debenture Due the Earlier of the Trigger Date and November 13, 2025 (incorporated by reference to Exhibit 10.78 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025).

4.19	Form of Promissory Note, dated as of April 11, 2025, issued by ENvue Medical Holdings LLC to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2025).

4.20*	Form of Merger Pre-Funded Warrant

4.21*	Form of Warrant.

4.22*	Form of Placement Agent Warrant.

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Fourteenth Amended and Restated Securities Purchase Agreement, dated June 16, 2014, by and between NanoVibronix, Inc. and Globis Overseas Fund, Ltd. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.2	Fourteenth Amended and Restated Securities Purchase Agreement, dated December 11, 2014, by and between NanoVibronix, Inc. and Globis Capital Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.3	Fifteenth Amended and Restated Secured Convertible Promissory Note, dated December 11, 2014, by NanoVibronix, Inc. in favor of and Globis Overseas Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.4	Fifteenth Amended and Restated Secured Convertible Promissory Note, dated December 11, 2014, by NanoVibronix, Inc. in favor of and Globis Capital Partners, L.P. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

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10.5	Form of Amended and Restated 2013 and 2014 Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 25, 2014)

10.6+	NanoVibronix, Inc. 2004 Global Share Option Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.7+	Personal Employment Agreement, dated March 1, 2008, by and between NanoVibronix (Israel 2003) Ltd and Jona Zumeris (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.8+	Form of Indemnification Agreement between NanoVibronix, Inc. and certain of its officers and directors (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.9	Amendment to Subscription Agreement Convertible Promissory Notes, dated February 28, 2014, by and between NanoVibronix, Inc. and the note holders signatory thereto (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.10	Second Amendment to Subscription Agreement Series B Convertible Preferred Stock and Warrants), dated February 28, 2014, by and between NanoVibronix, Inc. and the holders signatory thereto (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.11	Third Amendment to Subscription Agreement Series B Convertible Preferred Stock and Warrants), dated February 28, 2014, by and between NanoVibronix, Inc. and the holders signatory thereto (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.12+	NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

10.13+	First Amendment to Personal Employment Agreement, dated June 16, 2014, by and between NanoVibronix, Inc. and Dr. Jona Zumeris (incorporated by reference to Exhibit 10.29 to Amendment No. 8 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 23, 2014)

10.14	Services Agreement, dated March 25, 2015, by and between Multigon Industries, Inc. and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.15+	Employment Agreement, dated March 25, 2015, by and between William Stern and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.16+	Letter Agreement, dated March 25, 2015, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

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10.17+	Form of Incentive Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.18+	Form of Nonqualified Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.19+	Form of Restricted Stock Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.20+	Form of 3(i) Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.43 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.21+	Form of 102 Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.44 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.22+	Employment Agreement, dated October 13, 2016, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.23	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017)

10.24	Convertible Promissory Note, dated March 23, 2017, by and between NanoVibronix, Inc. and an individual investor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017)

10.25+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.51 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.26+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.52 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.27+	Offer Letter, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

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10.28+	Nonqualified Stock Option Agreement, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.29	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017)

10.30	Form of Letter Agreement, dated September 7, 2017, between NanoVibronix, Inc. and holders of the 2017 Notes (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 14, 2017)

10.31	Consulting Agreement dated as of February 21, 2019, between NanoVibronix, Inc and Bespoke Growth Partners, Inc. (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.32	Convertible Promissory Note (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.33	Convertible Promissory Note (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.34	Form of Warrant (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.35	Convertible Promissory Note (Globis), May 10, 2019 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

10.36	Convertible Promissory Note (AiGH), May 15, 2019 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

10.37+	CFO Consulting Agreement, dated as of June 1, 2019, between NanoVibronix Inc. and James S. Cardwell (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2019)

10.38	Securities Purchase Agreement, dated as of June 21, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

10.39	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.40	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.41	Form of Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

10.42	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

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10.43	Note with Cross River Bank (SBA-Payroll Protection Program loan) dated May 14, 2020 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2020).

10.44+	Employment Agreement, dated as of October 5, 2020, between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2020).

10.45+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.46+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Christopher Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.47+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.48+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Michael Ferguson (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.49+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.50+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Thomas Mika (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.51	Form of Securities Purchase Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.52	Form of Registration Rights Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.53#	Amended and Restated Distribution Agreement for “Private Labeled” Products dated December 10, 2020 by and between NanoVibronix, Inc. and Ultra Pain Products Inc (incorporated by reference to Exhibit 10.58 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021).

10.54+	Second Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan. (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2019).

10.55+	Third Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2021).

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10.56	Fourth Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2022)

10.57	Form of Securities Purchase Agreement, dated November 29, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2022)

10.58	Form of Securities Purchase Agreement, dated August 30, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023)

10.59	Form of Registration Rights Agreement, dated August 30, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

10.60+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Aurora Cassirer (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.61+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.62+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Christopher Fashek (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.63+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Harold Jacob (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.64+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Maria Schroeder (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.65+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.66+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Michael Ferguson (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.67+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.68+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Thomas Mika (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.69	Second Amendment to the Amended and Restated Distribution Agreement for “Private-Labled” Products dated December 10, 2020 by and between NanoVibronix, Inc. and Ultra Pain Products Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2023).

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10.70#	Standalone Services Agreement, dated March 22, 2024, by and between NanoVibronix, Inc. and Veranex, Inc. (incorporated by reference to Exhibit 10.75 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 8, 2024).

10.71	Research Agreement, dated October 1, 2023, by and between NanoVibronix Inc. and the Regents of the University of Michigan (incorporated by reference to Exhibit 10.76 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 8, 2024).

10.72+

Employment Agreement, dated as of September 20, 2024, by and between Brian Murphy and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 25, 2024).

10.73+	Employment Agreement, dated as of September 20, 2024, by and between Stephen Brown and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 25, 2024).

10.74	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

10.75	Form of Securities Purchase Agreement, dated as of February 13, 2025, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

10.76	Form of Registration Rights Agreement, dated as of February 13, 2025, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

10.77	Consolidated Secured Note issued by ENvue Medical Holdings LLC. to Alpha Capital Anstalt (incorporated by reference to Exhibit 10.80 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2025).

10.78	Amendment to Consolidated Secured Note (incorporated by reference to Exhibit 10.82 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2025).

10.79	Guaranty, dated as of April 11, 2025, by and between the Company and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2025).

10.80*	Form of Securities Purchase Agreement.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated December 11, 2023 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2023).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025)

23.1*	Consent of Zwick, CPA, PLLC, Independent Registered Public Accounting Firm of NanoVibronix, Inc.

23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global – Independent Auditors for ENvue Medical Holdings LLC.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
+	Management contract or compensatory plan or arrangement
#

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of the omitted portions will be furnished to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, duly authorized, in City of Tyler, State of Texas, on April 22, 2025.

NANOVIBRONIX, INC.

By:	/s/ Brian Murphy
Name:	Brian Murphy
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Murphy	Chief Executive Officer and Director
Brian Murphy	(Principal Executive Officer)	April 22, 2025

/s/ Stephen Brown	Chief Financial Officer
Stephen Brown	(Principal Financial and Accounting Officer)	April 22, 2025

*	Chairman of the Board of Directors
Christopher Fashek		April 22, 2025

*
Martin Goldstein	Director	April 22, 2025

*
Thomas R. Mika	Director	April 22, 2025

*	Director	April 22, 2025
Doron Besser

*	Director	April 22, 2025
Zeev Rotstein, M.D.

By:	/s/ Brian Murphy
Brian Murphy Attorney-in-Fact

By:	/s/ Stephen Brown
Stephen Brown Attorney-in-Fact

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